                                                                    Exhibit 99.1

--------------------------------------------------------------------------------

                            ASSET PURCHASE AGREEMENT

                                 by and between

                        STEELCASE FINANCIAL SERVICES INC.

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION

                        with respect to certain assets of

                        Steelcase Financial Services Inc.

                                  May 24, 2002

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                -----------------
                             (not part of Agreement)


                                                                                                      Page
                                                                                                      ----
ARTICLE I PURCHASE AND SALE...........................................................................   1
---------------------------

  SECTION 1.1   Purchase and Sale of Assets...........................................................   1
  -----------   ---------------------------
  SECTION 1.2   Excluded Assets.......................................................................   2
  -----------   ---------------
  SECTION 1.3   Assumed Liabilities...................................................................   4
  -----------   -------------------
  SECTION 1.4   Excluded Liabilities..................................................................   4
  -----------   --------------------
  SECTION 1.5   Purchase Price........................................................................   5
  -----------   --------------
  SECTION 1.6   Prorations of Certain Taxes...........................................................   5
  -----------   ---------------------------
  SECTION 1.7   Tax Treatment; Allocation of Purchase Price for Tax Purposes..........................   6
  -----------   ------------------------------------------------------------
  SECTION 1.8   Closing...............................................................................   6
  -----------   -------
  SECTION 1.9   Post-Closing Purchase Price Adjustment................................................   8
  -----------   --------------------------------------

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER...................................................   9
---------------------------------------------------

  SECTION 2.1   Organization..........................................................................   9
  -----------   ------------
  SECTION 2.2   Authorization; Validity of Agreement..................................................  10
  -----------   ------------------------------------
  SECTION 2.3   Consents and Approvals; No Violations.................................................  10
  -----------   -------------------------------------
  SECTION 2.4   Litigation............................................................................  11
  -----------   ----------
  SECTION 2.5   Leases................................................................................  11
  -----------   ------
  SECTION 2.6   Financial Information.................................................................  13
  -----------   ---------------------
  SECTION 2.7   Brokers or Finders....................................................................  14
  -----------   ------------------
  SECTION 2.8   Taxes.................................................................................  14
  -----------   -----
  SECTION 2.9   No Other Representations or Warranties................................................  15
  -----------   --------------------------------------

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER...............................................  16
-------------------------------------------------------

  SECTION 3.1   Organization..........................................................................  16
  -----------   ------------
  SECTION 3.2   Authorization; Validity of Agreement..................................................  16
  -----------   ------------------------------------
  SECTION 3.3   Consents and Approvals; No Violations.................................................  17
  -----------   -------------------------------------
  SECTION 3.4   Brokers or Finders....................................................................  17
  -----------   ------------------
  SECTION 3.5   ......................................................................................  17
  -----------   -

ARTICLE IV COVENANTS..................................................................................  18
--------------------

  SECTION 4.1   Publicity.............................................................................  18
  -----------   ---------
  SECTION 4.2   Further Assurances....................................................................  18
  -----------   ------------------
  SECTION 4.3   Transfer Taxes........................................................................  18
  -----------   --------------
  SECTION 4.4   Master Leases.........................................................................  19
  -----------   -------------
  SECTION 4.5   Lease Schedules.......................................................................  19
  -----------   ---------------
  SECTION 4.6   Access to Lease Files.................................................................  19
  -----------   ---------------------
  SECTION 4.7   Notice of Amended Tax Returns.........................................................  19
  -----------   -----------------------------
  SECTION 4.8   Cooperation with Respect to Tax Returns...............................................  20
  -----------   ---------------------------------------

ARTICLE V INDEMNIFICATION............................................................................... 20
-------------------------

  SECTION 5.1   Indemnification......................................................................... 20
  -----------   ---------------
  SECTION 5.2   Subrogation............................................................................. 24
  -----------   -----------
  SECTION 5.3   Adjustment to Purchase Price............................................................ 24
  -----------   ----------------------------
  SECTION 5.4   Exclusive Remedies...................................................................... 24
  -----------   ------------------
  SECTION 5.5   Tax Benefit; Insurance.................................................................. 24
  -----------   ----------------------
  SECTION 5.6   Set-Off................................................................................. 25
  -----------   -------

ARTICLE VI MISCELLANEOUS................................................................................ 25
------------------------

  SECTION 6.1   Amendment and Modification.............................................................. 25
  -----------   --------------------------
  SECTION 6.2   Notices................................................................................. 25
  -----------   -------
  SECTION 6.3   Interpretation.......................................................................... 26
  -----------   --------------
  SECTION 6.4   Counterparts............................................................................ 27
  -----------   ------------
  SECTION 6.5   Entire Agreement; Third Party Beneficiaries............................................. 27
  -----------   -------------------------------------------
  SECTION 6.6   Severability............................................................................ 27
  -----------   ------------
  SECTION 6.7   Governing Law........................................................................... 27
  -----------   -------------
  SECTION 6.8   Jurisdiction............................................................................ 27
  -----------   ------------
  SECTION 6.9   Service of Process...................................................................... 28
  -----------   ------------------
  SECTION 6.10  Assignment.............................................................................. 28
  ------------  ----------
  SECTION 6.11  Expenses................................................................................ 28
  ------------  --------
  SECTION 6.12  Headings................................................................................ 28
  ------------  --------
  SECTION 6.13  Waivers................................................................................. 28
  ------------  -------
  SECTION 6.14  Passage of Title and Risk of Loss....................................................... 28
  ------------  ---------------------------------
  SECTION 6.15  Brokers................................................................................. 29
  ------------  -------
  SECTION 6.16  Bulk Sales Act.......................................................................... 29
  ------------  --------------
  SECTION 6.17  Waiver of Jury Trial.................................................................... 29
  ------------  --------------------

                         TABLE OF EXHIBITS AND SCHEDULES
                         -------------------------------

Schedule 1.1(a)                          Leases
Schedule 1.8(c)(iv)                      Tax Certificate
Exhibit 2.5(c)                           Hell or High Water Provision
Schedule 2.5(n)                          Letters of Credit
Schedule 2.8(f)                          Taxes
Schedule 2.8(h)                          Taxes
Exhibit A                                Assignment and Bill of Sale
Exhibit B                                Parent Guaranty
Exhibit C                                Assumption Agreement

                             INDEX OF DEFINED TERMS
                             ----------------------
                           (not part of the Agreement)

                                                                      Defined in
Terms                                                                    Section
-----                                                                    -------

Acquisition .......................................................     Recitals
Affiliates ........................................................          6.3
Agreement .........................................................     Preamble
Allocation Schedule ...............................................          1.7
Asset Purchase ....................................................     Recitals
Assumed Liabilities ...............................................          1.3
Assumption ........................................................     Recitals
Basket ............................................................       5.1(d)
Cap ...............................................................       5.1(d)
Closing ...........................................................       1.8(a)
Closing Date ......................................................       1.8(a)
Code ..............................................................          1.7
Credit Enhancements ...............................................   1.8(b)(iv)
Cutoff Date .......................................................       1.1(a)
Data Tape Information .............................................       2.6(b)
Default ...........................................................       2.5(e)
Excluded Assets ...................................................          1.2
Excluded Liabilities ..............................................          1.4
Financial Statements ..............................................       2.6(a)
GAAP ..............................................................       2.5(a)
Governmental Entity ...............................................          2.3
Guaranties ........................................................       1.1(c)
Indemnified Party .................................................       5.1(f)
Indemnifying Party ................................................       5.1(f)
Indemnity Payment .................................................          5.2
Intercreditor Agreement ...........................................       2.5(m)
knowledge of Seller ...............................................          6.3
Law ...............................................................          2.3
Lease Receivables Transfer Agreement .............................. 1.8(b)(viii)
Leased Equipment ..................................................       1.1(b)
Leases ............................................................       1.1(a)
Lien ..............................................................          2.3
Losses ............................................................       5.1(a)
Net Adjustment Amount .............................................       1.9(e)
Parent ............................................................     Recitals
Parent Guaranty ...................................................    1.8(b)(v)
Periodic Rent .....................................................       2.5(e)
Permitted Liens ...................................................       2.5(a)
Proposed Adjustments ..............................................       1.9(a)
Proposed Changes ..................................................       1.9(a)
Purchase Price ....................................................          1.5

Purchased Assets ...................................................        1.1
Purchaser ..........................................................   Preamble
Purchaser Indemnified Party ........................................     5.1(a)
Purchaser Material Adverse Effect ..................................        3.1
Representatives ....................................................        4.6
Reserved Payments ..................................................    1.2(vi)
Reserved Rights ....................................................    1.2(vi)
Selected Accounting Firm ...........................................     1.9(c)
Seller .............................................................   Preamble
Seller Indemnified Party ...........................................     5.1(c)
Seller Material Adverse Effect .....................................        2.1
Servicing Agreement ................................................     5.1(a)
Subsidiary .........................................................        3.1
Taxes ..............................................................     1.2(v)
Tax Return .........................................................    1.2(iv)
Tax Settlement Auditor .............................................        1.7
Transfer Taxes .....................................................        4.3

                            ASSET PURCHASE AGREEMENT

          This ASSET PURCHASE AGREEMENT, dated as of May 24, 2002 (this "Agreement"), by and between Steelcase Financial Services Inc., a Michigan corporation ("Seller") and General Electric Capital Corporation, a Delaware corporation ("Purchaser").

          WHEREAS, Seller provides financing services related to the sale of equipment produced by Steelcase Inc. ("Parent");

          WHEREAS, on the terms and subject to the conditions of this Agreement, Purchaser desires to purchase and acquire, and Seller desires to sell, transfer, assign, convey and deliver or cause to be sold, transferred, assigned, conveyed and delivered, the Purchased Assets (as defined herein) (the "Asset Purchase");

          WHEREAS, on the terms and subject to the conditions of this Agreement, Purchaser is willing to assume, and Seller desires to assign to Purchaser, the Assumed Liabilities (as defined herein) (the "Assumption" and together with the Asset Purchase, the "Acquisition"); and

          WHEREAS, the Board of Directors of each of Seller and Purchaser has, to the extent required, approved the Acquisition and this Agreement and deems it advisable and in the best interests of each of Seller and Purchaser to enter into this Agreement and the other agreements contemplated herein and consummate the transactions contemplated hereby and thereby.

          NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

          SECTION 1.1 Purchase and Sale of Assets.

          Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined herein), Seller shall sell, assign, transfer, convey and deliver, or shall cause to be sold, assigned, transferred, conveyed and delivered, to Purchaser, and Purchaser shall purchase, accept and pay for, all right and title (which shall be good and valid and free and clear of all Liens, other than Permitted Liens) and interest of Seller in and to the following rights, assets and properties of Seller, other than the Excluded Assets (as defined herein) (collectively, the "Purchased Assets"):

                    (a) Leases. Each lease schedule (including all amendments, modifications, waivers and supplements to each lease schedule) that is listed or described on Schedule 1.1(a) (including, the right to receive all payments due on or after June 1, 2002 (the "Cutoff Date") or to become due on or after the Cutoff Date under such leases, and the right to receive all payments relating to or arising from the early termination of any such lease on or after the Closing Date, but excluding the Reserved Payments (as defined herein) and the Reserved Rights (as defined herein), and the right to enforce lessee's obligation to make such payments, all acceptance certificates, financing statements, bills of sale, assignments, cross-default agreements and other documents, instruments and agreements delivered in connection with, evidencing a payment obligation under or otherwise relating to or affecting any such lease schedule or the furniture, fixtures, equipment, machinery or other personal property leased thereunder, in each case to the extent but only to the extent, relating to such lease schedules or the furniture, fixtures, equipment, machinery or other personal property leased thereunder) and, to the extent but only to the extent relating thereto, each master lease under which such lease schedules are issued (collectively, the "Leases").

                    (b) Leased Equipment. The furniture, fixtures, equipment, machinery and other personal property that are leased under the Leases and all rights of Seller with respect to such property (collectively, the "Leased Equipment").

                    (c) Guaranties. To the extent transferable without the consent of the guarantor, the rights under guaranties, comfort letters or similar agreements ("Guaranties") that correspond to the Leases to the extent relating to the Purchased Assets, provided, however that if and to the extent such transfer would operate to invalidate the obligations of a guarantor of any person under a Guaranty, such transfer will be null and void as if it never occurred.

                    (d) Warranties. To the extent transferable without the consent of the manufacturer, vendor or any other person, all rights under manufacturers' and vendors' warranties relating to the Purchased Assets and all similar rights against third parties relating to the Purchased Assets.

          SECTION 1.2 Excluded Assets.

          Notwithstanding anything contained in this Agreement to the contrary, the following rights, properties and assets (collectively, the "Excluded Assets") will not be included in the Purchased Assets:

                      (i)  Cash. Cash, commercial paper, certificates of

     deposit, other bank deposits, treasury bills, other cash equivalents or marketable securities, regardless of whether or not related to the Purchased Assets.

                      (ii) Accounts Receivable. All of the accounts receivable arising under any Lease: (a) that have been satisfied or discharged prior to the Cutoff Date in the ordinary course of business, or (b) that are due prior to the Cutoff Date, and the rights in the related Lease to enforce Seller's right to collect such items referred to in clauses (a) and (b).

                      (iii) Master Lease Agreements. The master lease agreements, to the extent not relating to the Purchased Assets.

                      (iv) Books and Records. All books and records, including, but not limited to, the credit files and Tax Returns (as defined herein) and reports, of Seller relating to the Purchased Assets and Assumed Liabilities; provided, that copies of the foregoing other than Tax Returns that do not relate solely to sales, use or property Taxes with respect to the Purchased Assets shall be provided to Purchaser upon reasonable request. "Tax Return" shall mean any return, report or statement that is filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity with respect to any Tax (as hereinafter defined) (including any attachments thereto, and any amendment thereof) including, but not limited to, any information return, claim for refund, amended return or declaration of estimated Tax.

                      (v)    Tax Refunds. Any right Seller has with respect to a

     refund for or credit of Taxes (as defined herein) that are Excluded Liabilities. "Taxes" shall mean any domestic or foreign federal, state, provincial or local taxes, charges, fees, levies, imposts, duties and governmental fees or other like assessments or charges of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed with respect thereto or with respect to any Tax Return, whether payable by reason of contract, assumption, transferee liability, operation of law or otherwise (including, but not limited to, any income, net income, gross income, receipts, windfall profit, severance, property, inventory and merchandise, business privilege, production, sales, use, license, excise, registration, franchise, employment, payroll, withholding, alternative or add-on minimum, intangibles, ad valorem, transfer, gains, stamp, estimated, transaction, title, capital, paid-up capital, profits, occupation, premium, value-added, recording, real property, personal property, federal highway use, commercial rent or environmental tax).

                      (vi) Reserved Payments and Reserved Rights. The right to receive payments under the Leases to the extent such payments are received on or after the Closing Date but prior to the Cutoff Date and relate to amounts due under the Leases prior to the Cutoff Date (other than payments relating to or arising from the early termination of any Lease on or after the Closing Date) ("Reserved Payments") and the right to enforce lessee's obligation to make such payments ("Reserved Rights").

                       (vii) Credit Enhancements. Any Credit Enhancements (as defined herein) to the extent not relating to any Lease included in the Purchased Assets.

                       (viii) Other. Any right, asset or property owned or used by Seller that is not a Purchased Asset.

          SECTION 1.3 Assumed Liabilities.

          Purchaser shall assume and thereafter pay, perform or otherwise discharge, as and when the same shall become due and payable, any liabilities, obligations or expenses (of any nature or kind, and whether based in common law or statute or arising under written contract or otherwise, known or unknown, filed or contingent, accrued or unaccrued, liquidated or unliquidated, real or potential, now existing or arising on or after Closing) arising out of, due to, related to or based upon the Purchased Assets that are required to be paid or performed on or after the Closing Date, including, but not limited to the obligation to return security deposits that are required to be returned on or after the Closing Date (the "Assumed Liabilities").

          SECTION 1.4 Excluded Liabilities.

          Purchaser does not assume or agree to pay, perform or otherwise discharge any liabilities, obligations or expenses (of any nature or kind, and whether based in common law or statute or arising under written contract or otherwise, known or unknown, filed or contingent, accrued or unaccrued, liquidated or unliquidated, real or potential, now existing or arising at or after the Closing Date) other than the Assumed Liabilities (the "Excluded Liabilities"). Without limiting the generality of the foregoing, Purchaser does not assume or agree to pay, perform or otherwise discharge any liabilities, obligations or expenses:

                       (i) under or in respect of any Leases for any obligation required by the terms thereof to be discharged prior to the Closing Date (including without limitation any obligation to return a security deposit prior the Closing Date);

                       (ii) arising out of a breach or default by Seller at or prior to the Closing Date (including any liability arising out of any event occurring at or prior to the Closing Date that with the lapse of time or the giving of notice, or both, would become a breach or default) under any Lease;

                       (iii) which otherwise arise out of or relate to the performance of the Leases prior to the Closing Date or any condition existing or event occurring prior to the Closing Date; or

                       (iv) which is an obligation or liability (x) of Seller relating to Taxes with respect to the Purchased Assets or otherwise, for any periods, or portions thereof, ending on or prior to the Cutoff Date,
     (y)
     for Taxes of Seller, or (z) for Taxes that are the responsibility of Seller pursuant to Section 1.6.

          SECTION 1.5 Purchase Price.

          On the Closing Date (as defined herein) and subject to the terms and conditions set forth in this Agreement, in reliance on the representations, warranties, covenants and agreements of the parties contained herein and in consideration of the sale, assignment, transfer, conveyance and delivery of the Purchased Assets, and in consideration of the Assumption, Purchaser shall pay to Seller $170,230,865 (the "Purchase Price") in cash by wire transfer of immediately available funds to an account or accounts designated by Seller, subject to adjustment pursuant to Section 1.9.

          SECTION 1.6 Prorations of Certain Taxes.

                (a) Other Taxes. Except as provided in Section 4.3, Seller shall be responsible for all sales, use and other similar Taxes (other than Taxes described in Section 1.6(a)) as levied by any foreign, federal, state or local taxing authority in any jurisdiction with respect to the ownership, use or leasing of the Purchased Assets for all periods (or portions thereof) ending on or prior to the Cutoff Date, and Purchaser shall be responsible for all such Taxes with respect to the ownership, use or leasing of the Purchased Assets for all periods (or portions thereof) beginning after the Cutoff Date.

                (b) Filing of Tax Returns; Time of Payment. With respect to Taxes described in this Section 1.6, Seller shall duly and timely file (or cause to be filed) all Tax Returns due on or prior to the Closing Date, and Purchaser shall duly and timely file (or cause to be filed) all other such Tax Returns. All Taxes described in this Section 1.6 shall be paid by the party responsible for such Taxes under this Section 1.6 on or prior to the date that such Taxes are due.

                (c) A party's liability for Taxes under this Section 1.6 shall arise only to the extent that a lessee under a Lease has not paid the amount of such Taxes and the amount of such Taxes has not otherwise been collected from such lessee.

                (d) If one party collects a Tax from a lessee under a Lease and the other party is liable for such Tax under this Section 1.6, then the collecting party shall promptly remit the amount collected to the other party.

          SECTION 1.7 Tax Treatment; Allocation of Purchase Price for Tax Purposes.

          Within 90 days after the determination of the post-closing purchase price adjustment under Section 1.9, if any, Purchaser shall provide to Seller copies of a schedule allocating the Purchase Price (and any other items required to be treated as additional purchase price) among the Purchased Assets in accordance with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury regulations promulgated thereunder (the "Allocation Schedule"). Within 60 days after the receipt of such Allocation Schedule, Seller shall propose to Purchaser any changes to such Allocation Schedule or shall indicate its concurrence therewith, which concurrence shall not be unreasonably withheld. The failure by Seller to propose any change or to indicate its concurrence within such 60 days shall be deemed to be an indication of its concurrence with such Allocation Schedule. Each party hereto agrees (i) to report for all Tax purposes the Acquisition as a purchase and sale of the Purchased Assets in a manner consistent with the terms of this Agreement and the allocation agreed to pursuant to this Section 1.7; (ii) to complete jointly and to file separately Form 8594 with its federal income Tax Return consistent with such allocation for the Tax year in which the Closing Date occurs; (iii) that, unless challenged by a Governmental Entity (as defined herein), no party will take a position on any Tax Return, before any Governmental Entity charged with the collection of any such Tax or in any judicial proceeding, that is in any manner inconsistent with the terms of any such allocation without the consent of the other party; and (iv) to notify the other party in the event any taxing authority is taking or proposing to take a position inconsistent with such allocation. If Purchaser and Seller are unable to resolve any disagreement with respect to the Allocation Schedule, Purchaser and Seller shall jointly request an independent nationally recognized auditing firm selected by the parties (the "Tax Settlement Auditor") to resolve any issue in dispute as soon as possible and shall cooperate with the Tax Settlement Auditor to resolve such dispute. Promptly, but not later than thirty (30) days after its appointment, the Tax Settlement Auditor shall make a determination with respect to all disputed issues (based solely upon information provided by Purchaser and Seller and not by independent review), which determination shall be set forth in a written report delivered to Purchaser and Seller. Purchaser and Seller shall each pay one-half of the fees and expenses of the Tax Settlement Auditor with respect to such determination. Each of the parties to this Agreement shall be bound by the decision rendered by the Tax Settlement Auditor.

          SECTION 1.8 Closing.

                (a) The sale and purchase of the Purchased Assets and the consummation of the other transactions contemplated by this Agreement shall take place (the "Closing") at the offices of Skadden, Arps, Slate, Meagher & Flom (Illinois) at 10:00 A.M. Chicago time on the day this Agreement is signed or at such other place and time as (a) Seller and Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

                    (b) At the Closing (or where indicated, following the Closing), Seller shall:

                           (i) deliver or cause to be delivered to Purchaser or its designee a duly executed assignment and bill of sale, substantially in the form of Exhibit A attached hereto, transferring the Purchased Assets to Purchaser;

                           (ii) cause the originals of each of the lease schedules included in the Purchased Assets to be segregated and delivered to Purchaser at a mutually agreed specified location;

                           (iii) cause copies of each master lease included in the Purchased Assets, certified by Seller to be true, complete and correct, to be delivered to Purchaser within seven (7) business days after the Closing Date;

                           (iv)   cause copies of each (i) letter of credit, or
          (ii) Guaranty, to the extent, but only to the extent, relating to any Lease in the Purchased Assets (collectively, "Credit Enhancements"), certified by Seller to be true, complete and correct, to be delivered to Purchaser within seven (7) business days after the Closing Date;

                           (v) deliver or cause to be delivered to Purchaser or its designee the guaranty to be entered into between Parent and Purchaser, substantially in the form of Exhibit B attached hereto, duly executed by Parent and Purchaser (the "Parent Guaranty");

                           (vi) deliver or cause to be delivered to Purchaser or its designee a UCC-1 Financing Statement to be filed in the office of the Secretary of State of the State of Michigan, in a form sufficient to perfect the security interest, naming Seller as debtor and Purchaser as secured party and describing the Leases as collateral;

                           (vii) deliver or cause to be delivered to Purchaser or its designee acknowledgement copies of UCC-1 Financing Statements previously filed for each lease schedule; and

                           (viii) deliver or cause to be delivered to Purchaser or its designee evidence of the release from any Lien incurred on the Purchased Assets in favor of Citicorp North America, Inc. for the benefit of the Transferees (as defined herein) pursuant to the Lease Receivables Transfer Agreement among Seller, Corporate Asset Funding Company, Inc., Citicorp North America, Inc. and other parties thereto, dated as of October 20, 1999 (as amended) (the "Lease Receivables Transfer Agreement").

                    (c) At the Closing, Purchaser shall deliver or cause to be delivered to Seller:

                           (i) the Purchase Price by wire transfer in immediately available funds to an account or accounts designated by Seller;

                           (ii)   a duly executed assumption agreement,
          substantially in the form of Exhibit C, evidencing the assumption by Purchaser of the Assumed Liabilities;

                           (iii)  a duly acknowledged Parent Guaranty; and

                           (iv) a completed and executed certificate in a form substantially similar to Schedule 1.8(c)(iv) (or otherwise as appropriate for the applicable taxing jurisdiction) for all states other than Maine.

               SECTION 1.10 Post-Closing Purchase Price Adjustment.

                    (a) During the sixty (60) days following the Closing Date, each of Seller and Purchaser shall be entitled to perform all procedures and take any other steps that it deems appropriate to confirm that columns (4), (5),
(6), (7), (8), (9), (10) and (11) from the Data Tape Information are true, complete and correct and conforms with the terms and conditions of the Leases. Within such 60-day period, each of Seller and Purchaser may, by delivery of a writing to the other party, propose changes to the information in such specified columns of the Data Tape Information ("Proposed Changes") and corresponding adjustments to the Purchase Price ("Proposed Adjustments"), each calculated as the increase or decrease in the net book value of the Purchased Assets and the Assumed Liabilities resulting from the Proposed Change, such change in net book value to be calculated in accordance with GAAP consistent with Seller's past practices.

                    (b) If Seller shall fail to respond to any of Purchaser's Proposed Changes or Proposed Adjustments within thirty (30) days after receipt by Seller thereof, Seller shall be deemed to have accepted such Proposed Change or Proposed Adjustment. If Purchaser shall fail to respond to any of Seller's Proposed Changes or Proposed Adjustments within thirty (30) days after receipt by Purchaser thereof, Purchaser shall be deemed to have accepted such Proposed Change or Proposed Adjustment.

                    (c) In the event of any dispute between Seller and Purchaser regarding any Proposed Change or Proposed Adjustment that cannot be resolved within thirty (30) days after receipt by Seller or Purchaser, as applicable, thereof, each of Seller and Purchaser shall have the right, upon delivery of written notice to the other party, to require that such dispute be resolved by a public accounting firm with nationally recognized auditing expertise, which shall be jointly selected by Purchaser and Seller and which shall act as an expert and not as an arbitrator (the "Selected Accounting Firm"). In the event Seller and Purchaser cannot agree on a Selected Accounting Firm within ten

(10) days of such notice, PricewaterhouseCoopers LLP or its successor shall be deemed to be the Selected Accounting Firm. The Selected Accounting Firm shall resolve only issues upon which Purchaser and Seller have been unable to agree. Seller and Purchaser shall use commercially reasonable efforts to enable the decision of the Selected Accounting Firm to be rendered within thirty (30) business days after the appointment of the Selected Accounting Firm. The decision of the Selected Accounting Firm shall be final and binding upon the parties.

                    (d) Each of Seller and Purchaser shall pay its own fees and expenses in connection with the tasks outlined in this Section 1.9. All fees and expenses of the Selected Accounting Firm shall be borne pro rata by Seller and Purchaser in proportion to the allocation of the disputed amount between Seller and Purchaser by the Selected Accounting Firm, such that the prevailing party pays a lesser portion, or none, of such fees and expenses.

                    (e) Promptly but in any event no later than thirty (30) days following the final resolution of any and all disputed Proposed Changes and disputed Proposed Adjustments, (i) Seller shall prepare and deliver to Purchaser a revised Schedule 1.1(a) reflecting all of the undisputed Proposed Changes and all of the disputed Proposed Changes as resolved pursuant to Section 1.9(c) and
(ii) (x) if the Net Adjustment Amount (as defined below) reflects a net decrease in the Purchase Price, Seller shall promptly pay the Net Adjustment Amount to Purchaser by wire transfer of immediately available funds to an account designated by Purchaser or (y) if the Net Adjustment Amount reflects a net increase in the Purchase Price, Purchaser shall promptly pay the Net Adjustment Amount to Seller by wire transfer of immediately available funds to an account designated by Seller. The "Net Adjustment Amount" shall mean the aggregate net amount of the undisputed Proposed Adjustments and the disputed Proposed Adjustments as resolved pursuant to Section 1.9(c), adjusted in accordance and consistent with the methodology utilized by Seller and Purchaser in calculating the Purchase Price paid at Closing.

                    (f) Any payments made pursuant to this Section 1.9 shall be made by wire transfer of immediately available funds to an account indicated in writing by the party to receive such funds and shall be accompanied by interest at the then existing commercial paper rate paid by Purchaser, calculated on the basis of a year of 365 days for the actual number of days elapsed, accrued from the Closing Date up to and including the date of payment.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller represents and warrants to Purchaser as follows (all such representations and warranties being made as of the Closing Date):

             SECTION 2.1 Organization.

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

                    Seller is duly organized, validly existing and in good standing (or its equivalent) under the Laws of its jurisdiction of incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be in good standing would not have a Seller Material Adverse Effect (as defined herein) or affect the enforceability of the Leases. Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified, licensed and in good standing would not have a Seller Material Adverse Effect. As used in this Agreement, "Seller Material Adverse Effect" means any material adverse change or material adverse effect (i) in or on the business, financial condition or operations of Seller or (ii) which would materially hinder, impair or delay Seller's ability to consummate the transactions contemplated by this Agreement; provided, however, that, the changes and effects that are generally applicable to (A) the industries and markets in which Seller operates or (B) the United States and global economies shall in each case be excluded from the determination of Seller Material Adverse Effect so long as the changes and effects in (A) and (B) do not adversely affect Seller disproportionately.

                    SECTION 2.2 Authorization; Validity of Agreement.

                    Seller has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by Seller and no other corporate proceedings on the part of Seller are necessary to authorize the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and (assuming due and valid authorization, execution and delivery hereof by Purchaser) is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                    SECTION 2.3 Consents and Approvals; No Violations.

                    Neither the execution, delivery or performance of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will (i) violate any provision of the articles of incorporation or by-laws of Seller; (ii) (A) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Seller is a party or by which Seller or any of its properties or assets may be bound (or give rise to any right of termination, cancellation or acceleration), or (B) result in the creation of any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), or preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever ("Lien"), other than Permitted Liens (as defined herein) upon the Purchased Assets; (iii) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation (collectively, "Law") applicable to Seller or any of its properties or assets or (iv) require on the part of Seller any filing or registration with, notification to, or authorization, consent or approval of, any court, legislative, executive or regulatory authority or agency (a "Governmental Entity") or any other person or entity, except for filings of financing statements or other similar interests or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions in connection with the transactions contemplated hereby; except in the case of clause (ii)(A), for such violations, breaches or defaults which would not have a Seller Material Adverse Effect.

                    SECTION 2.4 Litigation.

                    As of the date hereof, there is no action, suit, proceeding or, to the knowledge of Seller (as defined herein), action, suit, proceeding, or investigation threatened, involving Seller with respect to the Purchased Assets by or before any Governmental Entity or by any third party that is reasonably likely to have a Seller Material Adverse Effect.

                    SECTION 2.5 Leases.

                    (a) Title. Seller has good title to the Leases and has either (x) good title to the Leased Equipment or (y) a first priority perfected security interest in the Leased Equipment, in each case free of all Liens, except for any Permitted Liens. "Permitted Liens" means (A) Liens for Taxes and assessments (i) which are not yet due and payable or (ii) the validity of which are being contested in good faith by appropriate proceedings and with respect to which Seller is maintaining adequate reserves in accordance with United States generally accepted accounting principles as in effect as the time ("GAAP"); (B) Liens in favor of Purchaser and Liens in favor of Seller that have been assigned to Purchaser; (C) Liens related to storage, work, labor or usage or other Liens arising by operation of law, in each case that arise by, through or under Seller and are incurred in the ordinary course of business and not in connection with the borrowing of money; (D) with respect to the Leased Equipment, the interest of a lessee in such Leased Equipment under the related Lease (including the quiet enjoyment rights of such lessee); (E) with respect to Leased Equipment, any Liens specifically permitted under the applicable Lease; and (F) Liens created pursuant to the Lease Receivables Transfer Agreement that will be immediately released upon the transactions contemplated by this Agreement.

                    (b) Enforceability. Each Lease is valid, binding and enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforceability generally of the rights of creditors or lessors. Each Lease is valid, binding and enforceable against the lessee thereunder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforceability generally of the rights of creditors or lessors, and Seller has not taken any action that gives rise to any defenses, claims or set-offs of any nature and, to the knowledge of Seller, there is no basis for any defenses, claims or set-offs of any nature.

                    (c) Net Lease. Each Lease is a net lease and contains a "hell or high water" provision substantially in the form of Exhibit 2.5(c).

                    (d) Acceptance. The lessee under each Lease has unconditionally and irrevocably accepted the Leased Equipment identified in such Lease.

                    (e) No Defaults. No "Default" (as defined in the applicable Lease) resulting from the failure of the applicable lessee to make any payment of "Periodic Rent" (as defined in the applicable Lease) for more than thirty
(30) days after the due date thereof under a Lease has occurred and is continuing under any such Lease. Seller has not defaulted under any Lease.

                    (f) Entire Agreements. As of the Closing Date, each of the Leases and the Credit Enhancements (if any), constitute the entire agreement between Seller and the applicable lessee in respect of the subject Leased Equipment, and no waivers or consents, oral or written, have been granted with respect to any Lease or Credit Enhancement since March 25, 2002.

                    (g) Business Use. Each Lease was originated in connection with the transfer of one or more units of new or used Leased Equipment for commercial, industrial or other business use.

                    (h) Lease Origination. Each Lease was either originated or the interests therein acquired by Seller in the ordinary course of business, in a bona fide transaction.

                    (i) Absence of Prepayment. Except as may be set forth on the data tape delivered to Purchaser with regard to the Purchased Assets as of April 30, 2002, no rental, installment or other amount on each Lease that has a due date after the Cutoff Date has been prepaid.

                    (j) Compliance with Applicable Law. The actions and activities of Seller in connection with the origination and administration of each Lease and the Credit Enhancements (if any) complied with all applicable state, federal, local and other laws, rules, regulations and requirements with respect to the creation of such obligation, the billing or collection of discounts, fees or similar charges, the amount of interest or other charges which may be collected and the disclosure of discounts, fees, interest or other charges.

                    (k) Litigation. There are no claims, suits, actions, administrative, arbitration or other proceedings or governmental investigations, including, without limitation, any counterclaims or claims by any lessee, pending or, to the knowledge of Seller, threatened against Seller relating to the Leases or the acquisition, collection or administration of the Leases. Seller has not received any notice of, nor to the knowledge of Seller, is there any valid basis for any claim against or assertion of liability against Seller relating to the Leases, or the acquisition, collection or administration thereof. Seller has not been the subject of any proceeding, nor to the knowledge of the Seller, has there been any investigation by or before any regulatory authority in connection with the Seller's business practices with respect to the Leases, or the acquisition, collection or administration thereof.

                    (l) Down Payments and Advances. Any down payment or advance rental due on or before the Closing Date that may be required on the Leased Equipment related to each Lease has been fully paid.

                    (m) Prior Assignments; Transfer of Title. Seller has not previously assigned, sold or hypothecated any interest in any Lease except for any assignment, sale or hypothecation pursuant to the Lease Receivables Transfer Agreement, and upon consummation of the transactions contemplated hereby, Purchaser will be vested with all right, title and interest of Seller in and under any Lease and will be entitled to all of the benefits due and owing to Seller under the Leases and its proportionate share of all rights and benefits to the Credit Enhancements as provided in the Intercreditor Agreement between Seller and Purchaser dated as of May 24, 2002 (the "Intercreditor Agreement").

                    (n) Letters of Credit. Attached hereto as Schedule 2.5(n) is a list of each letter of credit that is in effect as of the Closing Date which has been issued for the benefit of Seller to secure the payment or repayment of any amount under or in connection with any Lease, listing the issuer thereof, the maximum amount drawable thereunder or principal amount thereof, and the expiration or maturity date thereof and upon consummation of the transactions contemplated hereby, Purchaser will be entitled to its proportional share of all rights and benefits of Seller thereunder as provided in the Intercreditor Agreement.

                    (o) Security Deposits/Prepayments. Any security deposits and prepaid payments on the Leases collected by Seller have been applied to reduce the "Book Value" of the Leases as set forth on column (8) of Schedule 1.1(a) hereto.

                    (p) Insurance. The Leases and the Credit Enhancements require that the Leased Equipment be properly insured by the lessee and to the knowledge of Seller there are no pending claims by or through any lessee against the manufacturer or supplier of any of the Leased Equipment based on express or implied warranties, product liability or otherwise.

               SECTION 2.6 Financial Information.

                    (a) Financial Statements. Seller has delivered or made available to Purchaser copies of the internally prepared and consolidated quarterly financial statements of Seller for the period beginning February 26, 1999 through February 22, 2002 (the "Financial Statements"). The Financial Statements have been prepared in

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

accordance with GAAP applied on a basis consistent throughout the periods covered thereby and present fairly in all material respects the financial condition of Seller for such periods.

                    (b) Data Tape Information. The information on fields (1) through (11) on Schedule 1.1(a) is true, correct, complete and accurate in all respects as of the Closing Date; and the information on fields (12) through (16) on Schedule 1.1(a) is true, correct, complete and accurate in all respects as of May 15, 2002 (collectively, the "Data Tape Information").

               SECTION 2.7 Brokers or Finders.

               Seller represents that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finders' fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Goldman, Sachs & Co., whose fees and expenses will be paid by Seller in accordance with Seller's agreement with such firm.

               SECTION 2.8 Taxes.

                    (a) Seller (i) has timely filed (or there has been timely filed on its behalf) with the appropriate Governmental Entities all material Tax Returns required to be filed with respect to the Purchased Assets, and all such Tax Returns are true, complete and correct in all material respects, and (ii) has paid (or there has been paid on its behalf) all material Taxes with respect to the Purchased Assets due and payable or claimed or asserted by any Governmental Entity to be due from it or has provided for all such Taxes on its books and records and in accordance with GAAP, including, without limitation, in the Financial Statements, where, in each case, the failure to pay such Tax or to file such Tax Return would reasonably be expected to result in a material lien on the Purchased Assets. With respect to any period for which such Tax Returns have not yet been filed, or for which such Taxes are not yet due or owing, Seller has made due and sufficient current accruals for such Taxes on its books and records and in accordance with GAAP, including without limitation the Financial Statements.

                    (b) To the knowledge of Seller, no written claim has been made by a taxing authority in a jurisdiction where Seller does not file a Tax Return to the effect that Seller is or may be subject to taxation in that jurisdiction with respect to any Purchased Asset.

                    (c) Seller has withheld and paid over to the appropriate Governmental Entity all material amounts of Taxes required to be withheld with respect to the Purchased Assets.

                    (d) There are no material liens for Taxes upon the Purchased Assets except for liens arising as a matter of law relating to current Taxes not yet due and payable or Taxes being contested in good faith by appropriate proceedings.

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

                    (e) Seller is not a "foreign person" within the meaning of
Section 1445 of the Code.

                    (f) Schedule 2.8(f) sets forth each of the Purchased Assets that Seller has treated as (i) being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986,
(ii) "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code, (iii) "tax-exempt bond financed property" within the meaning of Section 168(g)(5) of the Code, (iv) "limited use property" (as the term is used in Rev. Proc. 2001-28), (v) "predominantly used outside the United States" within the meaning of Section 168(g)(1)(A) of the Code or (vi) subject to any provision of Law comparable to the foregoing. Except as set forth on Schedule 2.8(f), Seller has treated each Lease as a "true lease" for United States federal income tax purposes and, except as set forth on Schedule 2.8(f), such treatment has not been challenged by the IRS or any other Governmental Entity in a notice of proposed adjustments or notice of deficiency. Seller has no current plan or intention to amend any of its Tax Returns in which amendment it would take a position contrary to any set forth on Schedule 2.8(f).

                    (g) To Seller's actual knowledge without inquiry, Purchaser shall not be required to withhold or deduct any amount with respect to Taxes upon the transfer of the Purchased Assets to Purchaser.

                    (h) Schedule 2.8(h) contains a list all Leases that, based on information provided by the lessees, are exempt from sales, use and similar Taxes.

                    (i) The representations and warranties set forth in this
Section 2.8 shall constitute Seller's only representations and warranties with respect to Taxes.

               SECTION 2.9 No Other Representations or Warranties.

               EXCEPT AS SPECIFICALLY AND EXPRESSLY SET FORTH IN THIS AGREEMENT,
(I) SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, RELATING TO THE PURCHASED ASSETS, OR THE ASSUMED LIABILITIES, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO VALUE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR FOR ORDINARY PURPOSES, OR ANY OTHER MATTER,
(II) SELLER MAKES NO, AND HEREBY DISCLAIMS ANY, OTHER REPRESENTATION OR WARRANTY REGARDING THE PURCHASED ASSETS OR THE ASSUMED LIABILITIES AND (III) THE PURCHASED ASSETS AND THE ASSUMED LIABILITIES BEING TRANSFERRED TO PURCHASER ARE CONVEYED ON AN "AS IS, WHERE IS" BASIS AS OF THE CLOSING, AND PURCHASER SHALL RELY UPON ITS OWN EXAMINATION THEREOF. IT IS ACKNOWLEDGED AND AGREED THAT NO REVIEW OR INVESTIGATION BY PURCHASER SHALL BE DEEMED TO LIMIT OR OTHERWISE QUALIFY ANY OF SELLER'S REPRESENTATIONS OR WARRANTIES TO PURCHASER OR OTHERWISE

LIMIT OR IMPAIR ANY RIGHT PURCHASER HAS WITH RESPECT TO SELLER INCLUDING, WITHOUT LIMITATION, PURSUANT TO ARTICLE V HEREOF.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

               Purchaser represents and warrants to Seller as follows (all such representations and warranties being made as of the Closing Date):

               SECTION 3.1 Organization.

               Purchaser is duly organized, validly existing and in good standing (or its equivalent) under the laws of its jurisdiction of incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Purchaser Material Adverse Effect (as defined herein). As used in this Agreement, "Purchaser Material Adverse Effect" means any material adverse change or material adverse effect (i) in or on the business, financial condition or operations of Purchaser and its Subsidiaries (as defined herein), taken as a whole; or (ii) which would materially hinder, impair or delay Purchaser's ability to consummate the transactions contemplated by this Agreement; provided, however, that the changes and effects that are generally applicable to (A) the industries and markets in which Purchaser and its Subsidiaries operate or (B) the United States and global economies shall in each case be excluded from the determination of Purchaser Material Adverse Effect so long as the changes and effects in (A) and (B) do not adversely affect Purchaser disproportionately. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation, partnership or other entity or organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

               SECTION 3.2 Authorization; Validity of Agreement.

               Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Purchaser of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution, delivery and performance by Purchaser of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and (assuming due and valid authorization, execution and delivery hereof by Seller) is a valid and binding obligation of Purchaser enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               SECTION 3.3 Consents and Approvals; No Violations.

               Except as described in this Agreement, neither the execution, delivery or performance of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby will (i) violate any provision of the articles of incorporation or by-laws of Purchaser; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) or result in the creation of any Lien upon the Purchased Assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Purchaser or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound; (iii) violate any Law applicable to Purchaser, any of its Subsidiaries or any of their properties or assets; or (iv) require on the part of Purchaser any filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity; except in the case of clauses (ii), (iii) or (iv) for such violations, breaches or defaults which, or filings, registrations, notifications, authorizations, consents or approvals, the failure of which to obtain would not have a Purchaser Material Adverse Effect and would not materially adversely effect the ability of Purchaser to consummate the transactions contemplated by this Agreement.

               SECTION 3.4 Brokers or Finders.

               Purchaser represents, as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finders' fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

               SECTION 3.5 To Purchaser's actual knowledge without inquiry, Purchaser shall not be required to withhold or deduct any amount with respect to Taxes upon the transfer of the Purchased Assets to Purchaser.

                                   ARTICLE IV
                                    COVENANTS

               SECTION 4.1 Publicity.

               The initial press releases with respect to the execution of this Agreement shall be reasonably acceptable to Purchaser and Seller and shall not disclose the Purchase Price unless specifically agreed to by Purchaser and Seller. Thereafter, so long as this Agreement is in effect, neither Purchaser nor Seller nor any of their respective Affiliates shall issue or cause the publication of any press release with respect to the transactions contemplated hereby or this Agreement or disclose the Purchase Price without the prior written consent of the other party, except as may be required by law or by any listing agreement with a national securities exchange, in which case the disclosing party shall give the other party prior written notice of such disclosure.

               SECTION 4.2 Further Assurances.

               Each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

               SECTION 4.3 Transfer Taxes.

               Notwithstanding anything to the contrary contained herein, Purchaser and Seller shall share responsibility equally for the timely payment of all sales (including, without limitation, bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, UCC filing fees, UCC search fees and other UCC related costs, license and other similar Taxes, together with any interest or penalty, addition to Tax or additional amount imposed with respect thereto (provided, however, that each party shall be responsible for all penalties attributable to its failure to duly and timely file the Tax Returns it bears the responsibility for filing under this Section 4.3) and fees ("Transfer Taxes"), arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement; provided, however, that with respect to Taxes this Section 4.3 shall apply only to Taxes that would not have been imposed but for the transactions effected pursuant to this Agreement. To the extent permitted by applicable Law, Purchaser shall prepare and duly and timely file all Tax Returns in respect of such Transfer Taxes; provided, however, that any such Tax Returns shall be subject to the approval of Seller, which approval shall not be unreasonably withheld or delayed. Seller shall prepare and duly and timely file all Tax Returns in respect of such Transfer Taxes that Purchaser is not permitted to file under applicable Law; provided, however, that any such Tax Returns shall be subject to the approval of Purchaser, which approval shall not be unreasonably withheld or delayed. Within ten (10) days of receiving any Tax Return in respect of such Transfer Taxes, the nonfiling party shall remit fifty percent (50%) of the amount of the Transfer Taxes shown on such Tax Return to the filing party (subject to the first proviso in the third preceding sentence). In the event of any audit or examination of any Tax Return in respect of such Transfer

Taxes, Seller and Purchaser shall cooperate with each other and neither Seller nor Purchaser shall consent to the settlement of any such audit without the consent of the other party, which consent shall not be unreasonably withheld. The parties agree to cooperate to mitigate any such Taxes.

               SECTION 4.4 Master Leases.

                    (a) Seller will make the original copies of (i) the master leases which are included in the Purchased Assets; and (ii) the shared Credit Enhancement documents available to Purchaser as necessary for enforcement purposes.

                    (b) Seller will not take any action that would render (i) the master leases that are included in the Purchased Assets; or (ii) the Credit Enhancements invalid or unenforceable by Purchaser in whole or in part or create offsets or defenses to enforcement.

               SECTION 4.5 Lease Schedules.

               Purchaser will make the original copies of the lease schedules included in the Purchased Assets available to Seller as necessary for the enforcement of payments due between the Closing Date and the Cutoff Date.

               SECTION 4.6 Access to Lease Files.

               From the Closing Date until the Leases are terminated, Seller will (a) permit Purchaser and its officers, employees, counsel, accountants, financial advisors, consultants and other representatives (collectively, "Representatives") to have reasonable access, upon reasonable prior notice and during normal business hours, to Seller and such of the then current officers and employees of Seller who, prior to the Closing Date, had primary responsibility for the Purchased Assets, for the purpose of obtaining information about the Purchased Assets, and examining and copying the lease files relating thereto, but only to the extent that such access does not unreasonably interfere with the operation of Seller's business and (b) furnish Purchaser and its Representatives with all such information and data concerning the Purchased Assets as Purchaser or its Representatives reasonably may request in connection with such investigation, except to the extent that furnishing any such information or data that in its reasonable judgment would result in any violation of Law or violate any of Seller's obligations with respect to confidentiality if Seller shall have used reasonable best efforts to obtain, but shall not have been successful in obtaining, the consent of such third party to such inspection or disclosure; provided that Purchaser shall conduct the activities contemplated by this Section 4.6 at its own expense, including, but not limited to, photocopying expenses; provided, further, that Buyer and such representatives comply with the confidentiality obligations contained herein and in the Confidentiality Agreement.

               SECTION 4.7 Notice of Amended Tax Returns.

               Seller shall notify Purchaser upon its amendment of any Tax Return, in which such amendment it takes a position contrary to that set forth in Schedule 2.8(f).

               SECTION 4.8 Cooperation with Respect to Tax Returns.

               Purchaser and Seller agree to furnish or cause to be furnished to each other, at the requesting party's expense, as promptly as practicable, such information (including access to books and records) including relevant, non-confidential data on which basis it has filed or files its Tax Returns and assistance, including making employees available on a mutually convenient basis to provide additional information and explanations of any material provided relating to the Purchased Assets as is reasonably necessary for the filing of any Tax Return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes or any appraisal of the Purchased Assets; provided, however, that nothing in this Agreement shall require either party to provide, furnish or disclose the contents of its income Tax Returns (or those of any of its affiliates). Each party shall retain in its possession all of its sales, use, property and similar ad valorem Tax Returns and Tax records relating to the Purchased Assets that may reasonably be expected to be relevant to a claim for Taxes relating to the Purchased Assets until sixty (60) days after the relevant statute of limitations (including extensions) has expired, provided, however, that either party may dispose of such items if prior to the disposition such party gives the other a reasonable opportunity to take possession of such materials at the other's expense. During the period that the parties retain such items in their respective possessions, each shall provide the other reasonable access to (including the right to make copies of) such items.

                                    ARTICLE V
                                 INDEMNIFICATION

               SECTION 5.1 Indemnification.

                    (a) Indemnification by Seller. Subject to the limits set forth in this Section 5.1, Seller agrees to indemnify, defend and hold Purchaser, its Affiliates, officers, directors, employees, agents, successors and assigns (each, a "Purchaser Indemnified Party") harmless from and in respect of any and all losses, damages, costs and reasonable expenses (including, without limitation, reasonable expenses of investigation and defense fees and disbursements of counsel and other professionals, but excluding any consequential damages), (collectively, "Losses"), that any of them may incur arising out of, due to, related to or based upon (i) any inaccuracy of any representation or the breach of any warranty on the part of Seller contained in this Agreement; (ii) any nonfulfillment of or failure to perform any covenant or agreement on the part of Seller contained in this Agreement, the Intercreditor Agreement, or the Lease Services Agreement between Purchaser and Seller dated as of May 24, 2002 (the "Servicing Agreement"); or (iii) any Excluded Assets or Excluded Liabilities; provided, that "Losses" shall include consequential damages required to be paid by any Purchaser Indemnified Party to any person or entity other than Seller or any of its Affiliates arising out of an action or proceeding by such person or entity, which damages shall be deemed to be direct damages to such Purchaser Indemnified Party). Seller shall indemnify Purchaser for the amount of Losses arising out of, due to, related to or based upon the inaccuracy of any representation or warranty set forth in Section 2.8 (Taxes) without regard to qualifications of such representations and warranties by materiality. Notwithstanding the foregoing, if and to the extent that Purchaser shall adjust the Purchase Price based on a correction of the Data Tape Information pursuant to Section 1.9, then Purchaser shall have no rights under this Article V with respect to the discrepancy in the Data Tape Information that gave rise to the adjustment.

                    (b) Tax Indemnification by Seller. Seller shall indemnify, defend and hold each Purchaser Indemnified Party harmless from and against any and all Losses that any of them may incur arising out of, due to, related to or based on:

                         (i) any and all sales, use or other similar Taxes required to be collected in respect of any Lease during the 3 months following the Cutoff Date if (i) such Tax is not being collected by Purchaser in respect of the Lease pursuant to the Purchaser's reliance on an applicable exemption from such Tax, and (ii) such exemption from Tax is dependent upon receipt of a properly executed form or statement indicating that the transaction covered by the Lease is exempt from any sales, use or similar Tax;

                         (ii) any liability for sales, use or other similar Taxes assessed in respect of any Lease after the Cutoff Date where such Taxes were erroneously paid at the inception of such Lease; and

                         (iii) any claim by a lessee under a Lease in respect of sales, use, or other similar Tax paid on or prior to the Cutoff Date.

          The parties agree to cooperate at Seller's sole expense to mitigate (and/or recover from the relevant Governmental Entities) any amounts for which Seller is obligated to indemnify Purchaser under this
          Section 5.1(b).

                    (c) Indemnification by Purchaser. Subject to the limits set forth in this Section 5.1, Purchaser agrees to indemnify, defend and hold Seller, its Affiliates, officers, directors, employees, agents, successors and assigns (each a "Seller Indemnified Party") harmless from and in respect of any and all Losses that any of them may incur arising out of, due to, related to or based upon (i) any inaccuracy of any representation or the breach of any warranty on the part of Purchaser contained in this Agreement; (ii) any nonfulfillment of or failure to perform any covenant or other agreement on the part of Purchaser contained in this Agreement, the Intercreditor Agreement or the Servicing Agreement; or (iii) any Assumed Liabilities.

                    (d) Limits. Notwithstanding anything to the contrary contained in this Agreement, the Purchaser Indemnified Parties shall be entitled to recover from Seller, and the Seller Indemnified Parties shall be entitled to recover from Purchaser, under this Article V (i) only to the extent that the Purchaser Indemnified Parties or the Seller Indemnified Parties have suffered, incurred, sustained or become subject to Losses in excess of $500,000 in the aggregate (the "Basket"); and (ii) only to a maximum of

$40 million (the "Cap"). Notwithstanding the foregoing, indemnification for the representations and warranties set forth in Sections 2.1, 2.2, 2.5(a), 2.5(b), 2.6(b), 2.8, 3.1 and 3.2 and indemnification pursuant to Sections 5.1(a)(ii), 5.1(a)(iii), 5.1(b), 5.1(c)(ii), 5.1(c)(iii) and 5.5 shall not be subject to the limitations of this Section 5.1(d). All claims for indemnification with respect to Taxes must be asserted in a written notice, describing the claim in reasonable detail, the basis on which the indemnification is sought and accompanied by all written materials relating to such claim.

                    (e) Survival of Representations and Warranties. The several representations and warranties of the parties contained in this Agreement or in any instrument delivered pursuant hereto will survive for a period of twenty-one
(21) months from the Closing Date; provided, however, that such representations or warranties shall survive beyond such period with respect to any inaccuracy therein or breach thereof, notice of which shall have been duly given within such period in accordance with Section 5.1(f) hereof; provided, further, that the representations contained in Section 2.8, the indemnification provided for in Sections 5.1(b) and 5.5, and the covenants set forth in Sections 4.3, 4.7 and
4.8 shall survive until the expiration of the applicable statute of limitations (as the same may be extended) and thereafter solely with respect to any claim relating thereto that is asserted by an Indemnified Party to Seller prior to the expiration of such time, until final resolution thereof. Notwithstanding the foregoing, indemnification for the representations and warranties set forth in Sections 2.1, 2.2, 2.5(a), 2.5(b), 2.6(b), 3.1 and 3.2 and indemnification pursuant to Sections 5.1(a)(ii), 5.1(a)(iii), 5.1(c)(ii) and 5.1(c)(iii) shall not be subject to the limitations of this Section 5.1(e).

                    (f) Notice and Opportunity to Defend. If there occurs an event which a party (an "Indemnified Party") asserts is an indemnifiable event pursuant to Section 5.1(a) or (b) (except, in each case, as relates to claims that are governed by Section 5.1(g)) or 5.1(c), the Indemnified Party shall notify the other party obligated to provide indemnification (an "Indemnifying Party") promptly. If such event involves (i) any claim or (ii) the commencement of any action or proceeding by a third person, the Indemnified Party will give such Indemnifying Party prompt written notice of such claim or the commencement of such action or proceeding. The failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure materially and adversely prejudices the Indemnifying Party hereunder. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, if the Indemnifying Party shall provide the Indemnified Party with written acknowledgement of its liability for the indemnity against Losses relating to such claim, to the extent that it shall wish, to assume the defense thereof and, after notice from the Indemnifying Party to the Indemnified Party of such election so to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by the Indemnified Party in connection therewith. The Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in the defense against any such asserted liability. If the Indemnifying Party assumes the defense of such asserted liability, the Indemnified Party shall have the right to participate at its own expense in such defense. No Indemnifying Party shall consent to the entry of any judgment or enter into any settlement without the consent of the Indemnified Party (A) if such judgment or settlement does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect to such claim, (B) if such judgment or settlement would result in the finding or admission of any violation of Law,
(C) if such judgment or settlement involves injunctive relief or (D) if the damages fall within the Basket or are in excess of the Cap. This Section 5.1(f) shall not apply to claims governed by Section 5.1(g), which shall be governed solely and exclusively by the provisions thereof.

                    (g) Notice and Opportunity to Defend (Taxes).

                         (i) Purchaser shall promptly notify Seller in writing upon receipt by Purchaser of notice of any pending or threatened audits or assessments relating to Taxes for which Seller could be required to indemnify any Purchaser Indemnified Party pursuant to this Agreement; provided, however, that the failure to so notify Seller will not relieve Seller of any liability that it may have to any Purchaser Indemnified Party, except to the extent that Seller's ability to defend such audits or assessments is materially and adversely prejudiced thereby.

                         (ii) Seller shall have the right to control any audit or administrative or court proceeding to the extent such audit or administrative or court proceeding relates to liability with respect to Taxes for which it is or may be liable under this Agreement, other than with respect to Taxes that are indemnifiable by Seller pursuant to Section 5.1(b). Notwithstanding the foregoing, Seller shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for any Taxes which could reasonably be expected to affect the Tax liability of Purchaser for any period after the Cutoff Date without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed). Unless and until Seller elects to assume the defense of any claim for Taxes, Purchaser shall be entitled to participate in such defense at Purchaser's own expense, but in no event will the Purchaser consent to the entry of any judgment or enter into any settlement with respect to such Taxes without the prior written consent of Seller, which shall not be unreasonably withheld or delayed.

                         (iii) Purchaser shall have control over any audit or administrative or court proceeding over which Seller does not have control pursuant to Section 5.1(g)(ii); provided, however, that Seller shall have the right to participate, at Seller's own expense, in any such audit or administrative or court proceeding to the extent such audit or administrative or court proceeding relates to Taxes with respect to which it may be required to indemnify Purchaser Indemnified Parties pursuant to this Agreement. In no event shall Purchaser consent to the entry of any judgment or enter into any settlement in any such audit or administrative or court proceeding that would result in an increase in the amount of the

          Seller's liability with respect to Taxes hereunder without the prior written consent of Seller, which shall not be unreasonably withheld or delayed.

          This Section 5.1(g) shall apply to claims for Taxes by any Governmental Entity.

                    (h) Mitigation. To the extent required by Law, each Indemnified Party shall consult and cooperate with the Indemnifying Party and shall take all other actions as may be reasonably required or necessary to mitigate, to the extent practicable, Losses in connection with claims for which an Indemnified Party seeks indemnification under this Section 5.1.

               SECTION 5.2 Subrogation.

               After payment paid pursuant to Section 5.1(a) or Section 5.1(b) (an "Indemnity Payment") is made to any Indemnified Party pursuant to Section 5.1, the Indemnifying Party shall, to the extent of such Indemnity Payment, be subrogated to all rights (if any) of the Indemnified Party against any third party in connection with the Losses to which such Indemnity Payment relates. Without limiting the generality of the preceding sentence, any Indemnified Party receiving an Indemnity Payment pursuant to Section 5.1 shall execute, upon the written request of the Indemnifying Party, any instrument reasonably necessary to evidence such subrogation rights.

               SECTION 5.3 Adjustment to Purchase Price.

               Seller and Purchaser agree that any Indemnity Payment hereunder shall be treated as an adjustment to the Purchase Price and/or the Assumed Liabilities for all Tax purposes, as appropriate except to the extent that a contrary treatment is required by Law.

               SECTION 5.4 Exclusive Remedies.

               Purchaser and Seller acknowledge and agree that (i) following the Closing, the indemnification provisions of Article V shall be the sole and exclusive remedies of Purchaser and Seller for any misrepresentation or breach by the other party of the representations and warranties in this Agreement, and for any nonfulfillment or failure by the other party to perform and comply with any covenants and agreements that, by their terms, were to have been performed or complied with by such party; and (ii) anything herein to the contrary notwithstanding, no breach of any representation or warranty, or failure to perform or nonfulfillment of any covenant or agreement contained herein shall give rise to any right on the part of Purchaser or Seller, after the consummation of the transactions contemplated by this Agreement, to rescind this Agreement or any of the transactions contemplated hereby, provided, however, that nothing herein is a waiver of any claims for fraud.

               SECTION 5.5 Tax Benefit; Insurance.

               Seller and Purchaser agree that the amount of any Losses payable under this Agreement shall take into account amounts actually recovered by the Indemnified

Party under applicable third-party insurance payable to or for the benefit of the Indemnified Party in connection with the facts giving rise to the right of indemnification. If, notwithstanding the treatment described in Section 5.3, any Indemnity Payment hereunder is determined to be taxable to an Indemnified Party by any Governmental Entity, the Indemnifying Party shall indemnify such Indemnified Party for any Taxes payable by reason of the receipt of such Indemnity Payment (including any payments under this Article V) net of the reasonably anticipated Tax benefits attributable to the Losses as to which such Indemnity Payment is made.

               SECTION 5.6 Set-Off.

               Neither Seller nor Purchaser shall have any right to set-off any Losses against any payments to be made by such party pursuant to this Agreement, except as otherwise expressly provided herein.

                                   ARTICLE VI
                                  MISCELLANEOUS

               SECTION 6.1 Amendment and Modification.

               This Agreement may be amended, modified and supplemented in any and all respects only by written agreement of the parties hereto at any time after the Closing with respect to any of the terms contained herein.

               SECTION 6.2 Notices.

               All notices, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by Federal Express or a similar overnight courier to, or (b) when successfully transmitted by telecopier to, the party for whom intended, at the address or telecopier number for such party set forth below (or at such other address or telecopier number for a party as shall be specified by like notice, provided, however, that any notice of change of address or telecopier number shall be effective only upon receipt):

                    (a) if to Purchaser, to:

                        General Electric Capital Corporation,
                         Commercial Equipment Finance
                        44 Old Ridgebury Road
                        Danbury, CT 06810-5105
                        Telephone No.  (203) 796-1028
                        Telecopy No.  (203) 796-1313
                        Attention: Business General Counsel
                        with a copy to:

                        Weil, Gotshal & Manges LLP
                        767 Fifth Avenue
                        New York, NY 10153
                        Telephone No.  (212) 310-8000
                        Telecopy No.  (212) 310-8007
                        Attention:  Paul R. Lovejoy

                    (b) if to Seller, to:

                        Steelcase Financial Services Inc.
                        901-44th Street, S.E.
                        Grand Rapids, Michigan  49508
                        Telephone No. (616) 246-9398
                        Telecopy No. (616) 698-3863
                        Attention: Thomas P. Sullivan, Chief Financial Officer

                        with a copy to:

                        Steelcase Inc.
                        901-44th Street, S.E.
                        Grand Rapids, Michigan  49508
                        Telephone No. (616) 246-9600
                        Telecopy No. (616) 698-7010
                        Attention: Jon D. Botsford, Senior Vice President,
                                   Secretary and Chief Legal Officer

                        and to:

                        Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                        Chicago, Illinois 60606
                        Telephone No. (312) 407-0700
                        Telecopy No.  (312) 407-0411
                        Attention:  Seth E. Jacobson


               SECTION 6.3 Interpretation.

               The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. The phrase "to the knowledge of Seller" or any similar phrase shall mean such facts and other information which as of the date of determination are known or should have been known with due inquiry to Thomas P. Sullivan and Kenneth J. Hoexum. As used in this Agreement, the term "Affiliate(s)" shall have the meaning set forth in Rule 12b-2 of the Exchange Act. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. As used in this Agreement, "person" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental Entity. As used in this agreement, "business day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

               SECTION 6.4 Counterparts.

               This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement.

               SECTION 6.5 Entire Agreement; Third Party Beneficiaries.

               This Agreement (including the documents and the instruments referred to herein), and the Confidentiality Agreement between Seller and Purchaser, dated as of March 11, 2002, (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as expressly provided herein, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

               SECTION 6.6 Severability.

               If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               SECTION 6.7 Governing Law.

               This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts to be made and performed entirely therein without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

               SECTION 6.8 Jurisdiction.

               Each of the parties hereto hereby expressly and irrevocably submits to the non-exclusive personal jurisdiction of the United States District Court for the Southern District of New York and to the jurisdiction of any other competent court of the State of New York.

               SECTION 6.9 Service of Process.

               Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 6.8 hereof in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 6.2 hereof. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

               SECTION 6.10 Assignment.

               Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, provided, that Purchaser may assign this Agreement provided that it remains obligated hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

               SECTION 6.11 Expenses.

               Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated hereby, this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

               SECTION 6.12 Headings.

               Headings of the Articles and Sections of this Agreement, the Table of Contents and the Index of Defined Terms are for convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

               SECTION 6.13 Waivers.

               Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

               SECTION 6.14 Passage of Title and Risk of Loss.

               Legal title, equitable title and risk of loss with respect to the Purchased Assets will pass to Purchaser on the Closing Date.

               SECTION 6.15 Brokers.

               Seller will indemnify and hold harmless Purchaser in respect of any and all claims or demands for brokers' or finders' fee or any other commission or similar fee by any agent, broker, investment banker, financial advisor or other similar person (whether or not a present or former employee or agent of Seller) claiming to have been engaged by Seller in connection with the transactions contemplated by this Agreement. Purchaser will indemnify and hold harmless Seller in respect of any and all claims or demands for brokers' or finders' fees or any other commission or similar fee by any agent, broker, investment banker, financial advisor or other similar person (whether or not a present or former employee or agent of Purchaser) claiming to have been engaged by Purchaser in connection with the transactions contemplated by this Agreement.

               SECTION 6.16 Bulk Sales Act.

               The Parties hereby waive compliance with any applicable bulk sale or bulk transfer Laws of any jurisdiction in connection with the sale of the Purchased Assets to the Purchaser.

               SECTION 6.17 Waiver of Jury Trial.

               EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY EXHIBIT OR OTHER ATTACHMENT HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                             STEELCASE FINANCIAL SERVICES
                                             INC.


                                             By:________________________________
                                                Name:
                                                Title:

                                             GENERAL ELECTRIC CAPITAL
                                             CORPORATION


                                             By:________________________________
                                                Name:
                                                Title:

                                 Schedule 1.1(a)

                                     Leases


                                 [SEE ATTACHED]

                               Schedule 1.8(c)(iv)

                                 Tax Certificate


                        STEELCASE FINANCIAL SERVICES INC.

             UNIFORM SALES & USE TAX CERTIFICATE - MULTIJURISDICTION

The issuer and the recipient have the responsibility of determining the proper use of this certificate under applicable laws in each state, as these may change from time to time.

Issued to Seller: STEELCASE FINANCIAL SERVICES INC._____________________________
_____________________________________

I certify that:  _________________________________________________ is engaged as a registered

                             Name of Purchaser (Buyer)

                                                                          Wholesaler           ______________________

                                                                          Retailer:            ______________________

Business Address             ______________________________________       Manufacturer         ______________________

                             ______________________________________       Lessor               ______________________

City, State & Zip Code       ______________________________________       Other (Specify)      ______________________

and is registered with the below listed states and cities within which your firm would deliver purchases to us and that any such purchases are for wholesale, resale, ingredients or components of a new product or service to be resold, leased or rented in the normal course of business. We are in the business of wholesaling, retailing, manufacturing, leasing (renting) the following:

Description of Business:   _____________________________________________________

General description of tangible personal property or products to be purchased from the seller: OFFICE FURNITURE ______________________________________________
____________________________________________________________________________


State          State Registration, Seller's Permit, Direct Pay        State          State Registration, Seller's
               Permit or License Number of Purchaser                                 Permit, Direct Pay Permit or
                                                                                     License Number of Purchaser
AL      __________________________________________________________    MT     ________________________________________

AK      __________________________________________________________    NE     ________________________________________

AZ      __________________________________________________________    NV     ________________________________________

AR      __________________________________________________________    NH     ________________________________________

CA      __________________________________________________________    NJ     ________________________________________

CO      __________________________________________________________    NM     ________________________________________

CT      __________________________________________________________    NY     ________________________________________

DE      __________________________________________________________    NC     ________________________________________

DC      __________________________________________________________    ND     ________________________________________

FL      __________________________________________________________    OH     ________________________________________

GA      __________________________________________________________    OK     ________________________________________

HI      __________________________________________________________    OR     ________________________________________

ID      __________________________________________________________    PA     ________________________________________

IL      __________________________________________________________    RI     ________________________________________

IN      __________________________________________________________    SC     ________________________________________

IA      __________________________________________________________    SD     ________________________________________

KS      __________________________________________________________    TN     ________________________________________

KY      __________________________________________________________    TX     ________________________________________

LA      __________________________________________________________    UT     ________________________________________

ME      __________________________________________________________    VT     ________________________________________

MD      __________________________________________________________    VA     ________________________________________

MA      __________________________________________________________    WA     ________________________________________

MI      __________________________________________________________    WV     ________________________________________

MN      __________________________________________________________    WI     ________________________________________

MS      __________________________________________________________    WY     ________________________________________

MO      __________________________________________________________           ________________________________________

I further certify that if any property or service so purchased tax free is used or consumed by the firm as to make it subject to a Sales or Use Tax, we will pay the tax due directly to the proper tax authority, when state law so provides, or inform the seller for added tax billing. This certificate shall be a part of each order, which we may hereafter give to you, unless otherwise specified, and shall be valid until cancelled by us in writing or revoked by the city or state.

Under penalties of perjury; I swear or affirm that the information on this form is true and correct as to every material matter.

         Authorized Signature:__________________________________________________
_________________ Date:________________________________________
                                      (Owner, Partner or Corporate Officer)

         Name/Title of Signer:__________________________________________________
_____________________________

                                 Exhibit 2.5(c)

                                    Net Lease

2. NET LEASE. EACH LEASE IS A NET LEASE, AND LESSEE SHALL PAY ALL COSTS AND EXPENSES OF EVERY CHARACTER, WHETHER FORESEEN OR UNFORESEEN, ORDINARY OR EXTRAORDINARY, IN CONNECTION WITH THE USE, POSSESSION, STORAGE, MAINTENANCE AND REPAIR OF THE EQUIPMENT. LESSEE IS UNCONDITIONALLY OBLIGATED TO PAY PERIODIC RENT AND ALL OTHER AMOUNTS DUE UNDER EACH LEASE REGARDLESS OF ANY DEFECT IN OR DAMAGE TO THE EQUIPMENT, LOSS OF POSSESSION OR USE OF THE EQUIPMENT OR DESTRUCTION OF THE EQUIPMENT FROM ANY CAUSE WHATSOEVER. LESSEE'S OBLIGATIONS UNDER EACH LEASE SHALL CONTINUE UNTIL SPECIFICALLY TERMINATED AS PROVIDED THEREIN. LESSEE IS NOT ENTITLED TO ANY ABATEMENT, REDUCTION, RECOUPMENT, DEFENSE, OR SET-OFF AGAINST PERIODIC RENT OR OTHER AMOUNTS DUE TO LESSOR UNDER EACH LEASE, WHETHER ARISING OUT OF SUCH LEASE (INCLUDING ANY BREACH, DEFAULT OR MISREPRESENTATION OF LESSOR) OR OUT OF LESSOR'S STRICT LIABILITY OR NEGLIGENCE, OR OTHERWISE.

                                 Schedule 2.5(n)

                                Letters of Credit


                                               First                    Last         SFSI Net      GE Net                    GE
Contract                                      Expire                   Expire       Investment   Investment    Current   Participati
   #     Customer Name                         Date       LOC Amount    Date         05/15/02     05/15/02    Coverage       on
   15064CENDIAN CORPORATION                    12/31/01    25,000.00     no final     194,345      192,193         13%         99%
   14420CIGARETTES CHEAPER                      6/14/02   183,337.00      6/14/03     382,020      382,020         48%        100%
   12139FIBROGEN, INC.                          1/23/02   252,576.00      1/23/03     468,300      298,178         54%         64%
   11633GLOVIA INTERNATIONAL LLC                8/30/99   300,000.00       9/1/03     444,090      361,411         68%         81%
   12727INTERNATIONAL PRODUCTS CORP.            6/30/00    75,000.00     no final     101,422      101,422         74%        100%
   12095KRAHL ASSOCIATES, INC.                  3/26/00    78,522.16      3/26/03     212,835      212,835         37%        100%
   12874LANDACORP, INC.(1)                      8/31/01    76,035.13    see below     171,449      171,449         44%        100%
   13881MEDEM, INC.                              4/1/01   104,414.64       4/1/03      99,323       99,323        105%        100%
   15339MEDSOLUTIONS, INC.                      2/22/02    75,000.00      2/22/05     225,628      138,116         33%         61%
   11725MILLENNIUM DIGITAL MEDIA, L.L.C.        4/28/00   160,000.00     no final     225,976      225,976         71%        100%
   12974PAQ, INC.                                9/7/02    50,000.00       9/7/02     253,165      253,165         20%        100%
   13544RUSTIC CANYON MANAGEMENT, LLC(2)        1/27/02   100,000.00    see below     162,362      162,362         62%        100%
   12695THERMWELL PRODUCTS CO., INC.            7/15/01    75,000.00      7/15/05     223,845      223,845         34%        100%
   13318TOBIN INTERNATIONAL, LTD.               1/15/01   120,000.00       1/5/03     119,777      119,777        100%        100%
                                                       -------------             ---------------------------

                                                        1,674,884.93                3,284,538    2,942,072

          FOOTNOTES
          ---------
          $55,000, EXPIRES 9/1/04; $21,035.13 EXPIRES.
    (1)   8/31/05

    (2)   $62.5M EXPIRES 1/7/04; $37.5 EXPIRES 1/27/04

                                      Taxes

                                 Schedule 2.8(f)

1. Seller has not treated any of Purchased Assets as (i) being owned by another party pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code, (iii) "tax-exempt bond financed property" within the meaning of Section 168(g)(5) of the Code, (iv) "limited use property" (as the term is used in Rev. Proc. 2001-28), (v) "predominantly used outside the United States" within the meaning of Section 168(g)(i)(A) of the Code or (vi) subject to any provision of Law comparable to the foregoing.


2. Except as set forth on the attached spreadsheet, Seller currently treats each Lease as a "true lease" for United States federal income tax purposes. Seller has previously treated some of the Leases that it currently does not treat as "true leases" as "true leases" for U.S. federal income tax purposes. Seller's treatment of the Leases has not been challenged by the IRS or any other Governmental Entity in a notice of proposed adjustments or notice of deficiency.

Contract          Customer Name
999-0015031-002   AAIM EDUCATION CENTER
954-0015031-001   AAIM EDUCATION CENTER, INC.
106-0012781-001   ACCESS TEMPORARIES, INC.
106-0012781-002   ACCESS TEMPORARIES, INC.
106-0012781-003   ACCESS TEMPORARIES, INC.
106-0011615-001   ADELMAN TRAVEL SYSTEMS, INC.
106-0011615-002   ADELMAN TRAVEL SYSTEMS, INC.
954-0011615-003   ADELMAN TRAVEL SYSTEMS, INC.
954-0011615-004   ADELMAN TRAVEL SYSTEMS, INC.
954-0015416-001   AEGIS INDUSTRIAL SOFTWARE CORP.
954-0015361-001   AEGIS SOFTWARE INC.
999-0015361-002   AEGIS SOFTWARE INC.
999-0015361-003   AEGIS SOFTWARE INC.
106-0013052-001   ALGEN DESIGN SERVICES, INC.
106-0013224-001   AMERICAN HEART ASSOCIATION, INC.
106-0013224-002   AMERICAN HEART ASSOCIATION, INC.
954-0013224-003   AMERICAN HEART ASSOCIATION, INC.
954-0013224-004   AMERICAN HEART ASSOCIATION, INC.
954-0013224-005   AMERICAN HEART ASSOCIATION, INC.
954-0013224-006   AMERICAN HEART ASSOCIATION, INC.
954-0013224-007   AMERICAN HEART ASSOCIATION, INC.
954-0013224-008   AMERICAN HEART ASSOCIATION, INC.

954-0013224-009    AMERICAN HEART ASSOCIATION, INC.
954-0013224-010    AMERICAN HEART ASSOCIATION, INC.
999-0013224-011    AMERICAN HEART ASSOCIATION, INC.
999-0013224-012    AMERICAN HEART ASSOCIATION, INC.
999-0013224-015    AMERICAN HEART ASSOCIATION, INC.
999-0013224-016    AMERICAN HEART ASSOCIATION, INC.
999-0013224-013    AMERICAN HEART ASSOCIATION, INC.
999-0013224-014    AMERICAN HEART ASSOCIATION, INC.
106-0010666-005    AMERICHOICE HEALTH SERVICES, INC.
106-0010666-001    AMERICHOICE HEALTH SERVICES, INC.
106-0010666-002    AMERICHOICE HEALTH SERVICES, INC.
106-0010666-003    AMERICHOICE HEALTH SERVICES, INC.
106-0010666-004    AMERICHOICE HEALTH SERVICES, INC.
106-0010666-006    AMERICHOICE HEALTH SERVICES, INC.
106-0010666-007    AMERICHOICE HEALTH SERVICES, INC.
106-0010666-008    AMERICHOICE HEALTH SERVICES, INC.
106-0010666-009    AMERICHOICE HEALTH SERVICES, INC.
106-0010666-011    AMERICHOICE HEALTH SERVICES, INC.
106-0010666-012    AMERICHOICE HEALTH SERVICES, INC.
106-0010110-006    AMERIQUEST MORTGAGE COMPANY
106-0010110-007    AMERIQUEST MORTGAGE COMPANY
106-0010110-008    AMERIQUEST MORTGAGE COMPANY
106-0010110-009    AMERIQUEST MORTGAGE COMPANY
106-0010110-011    AMERIQUEST MORTGAGE COMPANY
106-0010110-012    AMERIQUEST MORTGAGE COMPANY
106-0010110-013    AMERIQUEST MORTGAGE COMPANY
106-0010110-014    AMERIQUEST MORTGAGE COMPANY
106-0010110-015    AMERIQUEST MORTGAGE COMPANY
106-0010110-016    AMERIQUEST MORTGAGE COMPANY
106-0010110-017    AMERIQUEST MORTGAGE COMPANY
106-0010110-018    AMERIQUEST MORTGAGE COMPANY
106-0010110-019    AMERIQUEST MORTGAGE COMPANY
106-0010110-021    AMERIQUEST MORTGAGE COMPANY
106-0010110-022    AMERIQUEST MORTGAGE COMPANY
106-0010110-023    AMERIQUEST MORTGAGE COMPANY
106-0010110-024    AMERIQUEST MORTGAGE COMPANY
106-0010110-025    AMERIQUEST MORTGAGE COMPANY
106-0010110-026    AMERIQUEST MORTGAGE COMPANY
106-0010110-027    AMERIQUEST MORTGAGE COMPANY
106-0010110-028    AMERIQUEST MORTGAGE COMPANY
106-0010110-029    AMERIQUEST MORTGAGE COMPANY
106-0010110-030    AMERIQUEST MORTGAGE COMPANY
106-0010110-031    AMERIQUEST MORTGAGE COMPANY
106-0010110-110    AMERIQUEST MORTGAGE COMPANY
954-0010110-032    AMERIQUEST MORTGAGE COMPANY
954-0010110-033    AMERIQUEST MORTGAGE COMPANY
999-0010110-034    AMERIQUEST MORTGAGE COMPANY
999-0010110-035    AMERIQUEST MORTGAGE COMPANY
106-0001362-001    AMSCAN INC.
106-0001362-002    AMSCAN INC.

106-0001362-003    AMSCAN INC.
106-0001362-004    AMSCAN INC.
106-0001362-006    AMSCAN INC.
106-0000313-008    ANALYSIS & DESIGN APPLICATION CO., LTD.
106-0000313-010    ANALYSIS & DESIGN APPLICATION CO., LTD.
106-0000313-011    ANALYSIS & DESIGN APPLICATION CO., LTD.
954-0000313-012    ANALYSIS & DESIGN APPLICATION CO., LTD.
954-0000313-013    ANALYSIS & DESIGN APPLICATION CO., LTD.
954-0000313-014    ANALYSIS & DESIGN APPLICATION CO., LTD.
999-0000313-015    ANALYSIS & DESIGN APPLICATION CO., LTD.
999-0000313-016    ANALYSIS & DESIGN APPLICATION CO., LTD.
106-0000313-009    ANALYSIS & DESIGN APPLICATION CO., LTD.
999-0015063-002    ANALYTIC SERVICES INC.
999-0014044-005    ANDERSON FINANCIAL NETWORK, INC.
999-0014044-006    ANDERSON FINANCIAL NETWORK, INC.
999-0014044-007    ANDERSON FINANCIAL NETWORK, INC.
954-0014044-001    ANDERSON FINANCIAL NETWORK, INC.
954-0014044-002    ANDERSON FINANCIAL NETWORK, INC.
954-0014044-003    ANDERSON FINANCIAL NETWORK, INC.
106-0012992-001    ASCENSION HEALTH
954-0012992-002    ASCENSION HEALTH
954-0012992-003    ASCENSION HEALTH
954-0012992-004    ASCENSION HEALTH
954-0012992-005    ASCENSION HEALTH
954-0014975-001    ATLANTICARE ADMINSITRATORS, INC.
954-0014975-002    ATLANTICARE ADMINSITRATORS, INC.
954-0013841-001    AUFFENBERG CHRYSLER-PLYMOUTH, INC.
954-0013841-002    AUFFENBERG CHRYSLER-PLYMOUTH, INC.
106-0012152-001    AUTOSALES, INCORPORATED
106-0012152-002    AUTOSALES, INCORPORATED
106-0012152-003    AUTOSALES, INCORPORATED
106-0012152-004    AUTOSALES, INCORPORATED
106-0012152-005    AUTOSALES, INCORPORATED
106-0012152-006    AUTOSALES, INCORPORATED
106-0012152-007    AUTOSALES, INCORPORATED
106-0011747-001    BENEFIT CONCEPTS OF CONNECTICUT, INC.
954-0011747-003    BENEFIT CONCEPTS OF CONNECTICUT, INC.
954-0011747-004    BENEFIT CONCEPTS OF CONNECTICUT, INC.
954-0012857-001    BERGER CHEVROLET, INC.
954-0012857-002    BERGER CHEVROLET, INC.
954-0014648-001    BOEHRINGER INGELHEIM CHEMICALS, INC.
954-0014648-002    BOEHRINGER INGELHEIM CHEMICALS, INC.
954-0014648-003    BOEHRINGER INGELHEIM CHEMICALS, INC.
954-0014648-004    BOEHRINGER INGELHEIM CHEMICALS, INC.
999-0014648-005    BOEHRINGER INGELHEIM CHEMICALS, INC.
999-0014648-006    BOEHRINGER INGELHEIM CHEMICALS, INC.
999-0014648-007    BOEHRINGER INGELHEIM CHEMICALS, INC.
999-0014648-008    BOEHRINGER INGELHEIM CHEMICALS, INC.
106-0012062-001    BOWEN, MICLETTE & BRITT, INC.
106-0012062-002    BOWEN, MICLETTE & BRITT, INC.

106-0012062-003    BOWEN, MICLETTE & BRITT, INC.
106-0012062-004    BOWEN, MICLETTE & BRITT, INC.
954-0012062-005    BOWEN, MICLETTE & BRITT, INC.
999-0020855-002    BUILDING TECHNOLOGY ENGINEERS OF NORTH AMERICA, LL
999-0020855-001    BUILDING TECHNOLOGY ENGINEERS OF NORTH AMERICA, LLC
999-0020551-001    C & R MECHANICAL COMPANY
106-0012395-002    CAFETERIA OPERATOR'S L.P.
106-0012395-001    CAFETERIA OPERATORS, L.P.
106-0010880-001    CAL-SURANCE ASSOCIATES, INC.
106-0010880-002    CAL-SURANCE ASSOCIATES, INC.
999-0015331-002    CEMTEC USA, INC.
954-0013726-001    CENDANT OPERATIONS, INC.
954-0013726-002    CENDANT OPERATIONS, INC.
954-0014117-001    CENDANT OPERATIONS, INC.
954-0014117-002    CENDANT OPERATIONS, INC.
954-0000255-006    CETRULO & CAPONE, LLP
954-0000255-007    CETRULO & CAPONE, LLP
954-0012975-003    CHAS H. SELLS, INC.
106-0012975-001    CHAS. H. SELLS, INC.
954-0012975-002    CHAS. H. SELLS, INC.
954-0013587-001    CHEMTRACE
954-0014420-001    CIGARETTES CHEAPER
954-0013601-001    CIMTEC AUTOMATION, INC.
999-0013601-006    CIMTEC AUTOMATION, INC.
106-0011726-001    CINEMARK USA, INC.
954-0014963-002    CITATION
954-0014963-001    CITATION CORPORATION
954-0013275-001    COMMERCIAL CONTRACTING CORPORATION
954-0012920-001    COMMUNICATIONS & COMMERCE LLC
954-0012920-002    COMMUNICATIONS & COMMERCE LLC
954-0012920-003    COMMUNICATIONS & COMMERCE LLC
954-0012920-004    COMMUNICATIONS & COMMERCE LLC
954-0012920-005    COMMUNICATIONS & COMMERCE LLC
954-0012920-006    COMMUNICATIONS & COMMERCE LLC
954-0012920-007    COMMUNICATIONS & COMMERCE LLC
954-0014344-001    COMPASS GROUP USA, INC.
954-0014555-001    COMPASS TECHNOLOGY MANAGEMENT, LLC
954-0014555-002    COMPASS TECHNOLOGY MANAGEMENT, LLC
106-0001319-009    COMPUTER SYSTEMS CENTER INC
999-0001319-010    COMPUTER SYSTEMS CENTER INC
106-0001319-006    COMPUTER SYSTEMS CENTER INC
999-0001319-011    COMPUTER SYSTEMS CENTER INC
999-0001319-012    COMPUTER SYSTEMS CENTER INC
106-0011809-001    COMSEARCH, INC.
106-0011809-002    COMSEARCH, INC.
106-0011809-003    COMSEARCH, INC.
106-0011809-004    COMSEARCH, INC.
954-0011002-003    CONCORD MANAGEMENT, LTD.
954-0011002-004    CONCORD MANAGEMENT, LTD.

999-0011002-005     CONCORD MANAGEMENT, LTD.
999-0011002-006     CONCORD MANAGEMENT, LTD.
999-0011002-007     CONCORD MANAGEMENT, LTD.
106-0011952-001     CONSERVATION SERVICES GROUP, INC.
106-0011952-003     CONSERVATION SERVICES GROUP, INC.
106-0012348-001     CORE, INC.
106-0012348-002     CORE, INC.
106-0012348-003     CORE, INC.
106-0012348-004     CORE, INC.
106-0012348-005     CORE, INC.
954-0012348-006     CORE, INC.
                    COSTA ENTERPRISES, INC. AND COSTA INSTALLATION, INC.
999-0020039-001     AS C0-LESSEES
954-0014224-001     CRISP HUGHES EVANS LLP
954-0014224-002     CRISP HUGHES EVANS LLP
999-0014224-003     CRISP HUGHES EVANS LLP
999-0014224-004     CRISP HUGHES EVANS LLP
106-0011103-001     DAEDALUS USA
106-0011103-002     DAEDALUS USA
954-0011103-004     DAEDALUS USA
954-0011103-003     DAEDALUS USA
954-0013861-001     D'ALBA & DONOVAN CERTIFIED PUBLIC ACCOUNTANTS, P.C
954-0013623-001     DIGITECH INTERNATIONAL, INC.
106-0012707-001     DIRECT ALLIANCE CORPORATION
954-0012707-002     DIRECT ALLIANCE CORPORATION
954-0013427-001     DODGE OF PARAMUS, INC.
954-0013527-002     DODGE OF PARAMUS, INC.
106-0012626-001     DRA ADVISORS, INC.
954-0012626-002     DRA ADVISORS, INC.
954-0013978-001     DUNNING MOTORS, INC.
954-0014037-002     EFFECTIVE GRAPHICS INC.
954-0014037-001     EFFECTIVE GRAPHICS, INC.
954-0013415-001     EFFICIENT NETWORKS, INC.
954-0013415-004     EFFICIENT NETWORKS, INC.
954-0013415-003     EFFICIENT NETWORKS, INC.
954-0013415-002     EFFICIENT NETWORKS, INC.
954-0000055-110     ELECTRONIC PROCESSING, INC.
106-0011623-001     EMERGENCY CARE RESEARCH INSTITUTE
106-0011623-002     EMERGENCY CARE RESEARCH INSTITUTE
954-0011623-003     EMERGENCY CARE RESEARCH INSTITUTE
954-0011623-004     EMERGENCY CARE RESEARCH INSTITUTE
954-0013327-002     EPIX III
954-0013327-003     EPIX III
106-0013327-001     EPIX III, INC. FKA EMPLOYEE MANAGEMENT INT'L, INC.
954-0013042-002     ERWIN-PENLAND, INC.
106-0013042-001     ERWIN-PENLAND, INCORPORATED
954-0013042-003     ERWIN-PENLAND, INCORPORATED
999-0013999-002     EVANS STRICKLAND BEST, INC.
106-0000249-001     GEORGE WASHINGTON UNIVERSITY
954-0000249-003     GEORGE WASHINGTON UNIVERSITY

999-0020659-001     GLOBAL BRAND MARKETING INC.
999-0020659-002     GLOBAL BRAND MARKETING INC.
999-0020659-003     GLOBAL BRAND MARKETING INC.
106-0011633-001     GLOVIA INTERNATIONAL LLC
106-0011633-002     GLOVIA INTERNATIONAL LLC
106-0011633-004     GLOVIA INTERNATIONAL LLC
954-0011633-005     GLOVIA INTERNATIONAL LLC
106-0011161-001     GRAEF, ANHALT, SCHLOEMER & ASSOCIATES, INC.
106-0012660-001     GREAT SOUTH TEXAS CORPORATION
954-0012660-002     GREAT SOUTH TEXAS CORPORATION
954-0012660-003     GREAT SOUTH TEXAS CORPORATION
106-0012294-001     GURLEY-LEEP BUICK-GMC TRUCK, INC.
106-0012294-002     GURLEY-LEEP BUICK-GMC TRUCK, INC.
954-0012294-003     GURLEY-LEEP BUICK-GMC TRUCK, INC.
999-0012294-004     GURLEY-LEEP BUICK-GMC TRUCK, INC.
954-0010246-006     HEWLETT-PACKARD COMPANY
999-0010246-007     HEWLETT-PACKARD COMPANY
954-0013517-001     HEWLETT-PACKARD COMPANY
954-0013517-002     HEWLETT-PACKARD COMPANY
954-0013517-003     HEWLETT-PACKARD COMPANY
954-0013517-004     HEWLETT-PACKARD COMPANY
954-0013517-005     HEWLETT-PACKARD COMPANY
954-0013517-006     HEWLETT-PACKARD COMPANY
954-0013517-007     HEWLETT-PACKARD COMPANY
954-0013517-008     HEWLETT-PACKARD COMPANY
954-0013517-009     HEWLETT-PACKARD COMPANY
954-0013517-010     HEWLETT-PACKARD COMPANY
954-0013517-011     HEWLETT-PACKARD COMPANY
954-0010246-005     HEWLETT-PACKARD COMPANY
999-0020667-001     HILL INTERNATIONAL, INC.
999-0020667-002     HILL INTERNATIONAL, INC.
954-0013749-001     HILLIER INTERNATIONAL, INC.
954-0013749-003     HILLIER INTERNATIONAL, INC.
954-0013749-002     HILLIER INTERNATIONAL, INC.
999-0020464-001     HOLZMACHER, MCLENDON & MURRELL, P. C.
999-0020464-002     HOLZMACHER, MCLENDON & MURRELL, P. C.
106-0012159-001     HUB CITY CLEVELAND, L.P.
954-0012159-002     HUB CITY CLEVELAND, L.P.
954-0012159-003     HUB CITY CLEVELAND, L.P.
954-0012159-004     HUB CITY CLEVELAND, L.P.
106-0013167-001     HUNTSMAN ICI CHEMICALS LLC
999-0013167-002     HUNTSMAN ICI CHEMICALS, LLC
954-0013873-001     IES MANAGEMENT LP
954-0013873-002     IES MANAGEMENT LP
954-0013873-003     IES MANAGEMENT LP
106-0011592-004     IKON OFFICE SOLUTIONS, INC.
954-0011592-109     IKON OFFICE SOLUTIONS, INC.
106-0011592-103     IKON OFFICE SOLUTIONS, INC.
106-0011592-104     IKON OFFICE SOLUTIONS, INC.
106-0011592-105     IKON OFFICE SOLUTIONS, INC.

106-0011592-106     IKON OFFICE SOLUTIONS, INC.
106-0011592-108     IKON OFFICE SOLUTIONS, INC.
106-0011592-107     IKON OFFICE SOLUTIONS, INC.
106-0012758-001     IMAGE ENTERTAINMENT, INC.
954-0012758-002     IMAGE ENTERTAINMENT, INC.
954-0012758-003     IMAGE ENTERTAINMENT, INC.
954-0013476-001     IMPERIAL BAG AND PAPER CO., INC.
999-0020457-001     INTRADECO, INC.
999-0020457-002     INTRADECO, INC.
954-0013221-001     IOWA METAL SPINNERS, INC.
106-0012388-001     JARDINE MACNEILL, INC.
106-0012388-002     JARDINE MACNEILL, INC.
999-0020106-001     KROFF CHEMICAL COMPANY
999-0020106-002     KROFF CHEMICAL COMPANY
106-0010091-003     LAGUNA CORPORATION
106-0010091-004     LAGUNA CORPORATION
954-0010091-005     LAGUNA CORPORATION
954-0012874-002     LANDA MANAGEMENT SYSTEMS CORP.
106-0012874-001     LANDA MANAGEMENT SYSTEMS CORPORATION
954-0012874-003     LANDACORP, INC.
954-0012874-004     LANDACORP, INC.
106-0013037-001     LIFE TRUST AMERICA, INC.
954-0013037-002     LIFE TRUST AMERICA, INC.
954-0011110-016     LYONS/LAVEY/NICKEL/SWIFT, INC.
999-0020784-001     M3 DESIGN, INC.
999-0020784-002     M3 DESIGN, INC.
999-0020542-001     MACK AND PARKER, INC.
954-0013973-001     MANAGEMENT RESOURCES GROUP, INC.
954-0013973-002     MANAGEMENT RESOURCES GROUP, INC.
106-0012830-001     McCORMICK, TAYLOR & ASSOCIATES, INC.
954-0012830-002     McCORMICK, TAYLOR & ASSOCIATES, INC.
954-0012830-003     McCORMICK, TAYLOR & ASSOCIATES, INC.
954-0012830-004     McCORMICK, TAYLOR & ASSOCIATES, INC.
954-0012830-005     McCORMICK, TAYLOR & ASSOCIATES, INC.
999-0012830-006     McCORMICK, TAYLOR & ASSOCIATES, INC.
999-0012830-007     McCORMICK, TAYLOR & ASSOCIATES, INC.
999-0012830-008     McCORMICK, TAYLOR & ASSOCIATES, INC.
999-0012830-009     McCORMICK, TAYLOR & ASSOCIATES, INC.
954-0015226-001     MECHANICAL EQUIPMENT COMPANY, INC.
954-0015226-002     MECHANICAL EQUIPMENT COMPANY, INC.
954-0015339-001     MEDSOLUTIONS, INC.
954-0012978-001     METROSPACE CORPORATION
954-0012978-002     METROSPACE CORPORATION
106-0012813-001     MIAMI CITY BALLET, INC.
954-0012813-002     MIAMI CITY BALLET, INC.
954-0012813-003     MIAMI CITY BALLET, INC.
999-0015354-001     NATIONAL ELECTRONICS, INC.
999-0015354-002     NATIONAL ELECTRONICS, INC.
999-0015354-003     NATIONAL ELECTRONICS, INC.
106-0013065-001     NATIONAL PARKS CONSERVATION ASSOCIATION, fka NATIO

954-0013065-002     NATIONAL PARKS CONSERVATION ASSOCIATION, fka NATIO
106-0012539-001     NOKIA INTERNET COMMUNICATIONS
106-0012635-001     NORTHTOWN AUTOMOTIVE COMPANIES, INC.
106-0012635-002     NORTHTOWN AUTOMOTIVE COMPANIES, INC.
954-0012635-003     NORTHTOWN AUTOMOTIVE COMPANIES, INC.
106-0000410-005     OMNICARE CLINICAL RESEARCH
106-0010060-007     OTAK, INC.
106-0010060-010     OTAK, INC.
106-0010060-011     OTAK, INC.
106-0010060-012     OTAK, INC.
106-0010060-013     OTAK, INC.
106-0010060-014     OTAK, INC.
106-0010060-015     OTAK, INC.
106-0010060-016     OTAK, INC.
106-0010060-017     OTAK, INC.
106-0010060-018     OTAK, INC.
106-0010060-019     OTAK, INC.
106-0010060-020     OTAK, INC.
106-0010060-021     OTAK, INC.
106-0010060-022     OTAK, INC.
106-0010060-023     OTAK, INC.
954-0010060-024     OTAK, INC.
954-0010060-025     OTAK, INC.
106-0010060-008     OTAK, INCORPORATED
106-0010060-009     OTAK, INCORPORATED
106-0012131-001     PALMER MOVING & STORAGE CO.
954-0012131-002     PALMER MOVING & STORAGE CO.
954-0012974-001     PAQ, INC.
106-0011419-018     PARSONS, BRINCKERHOFF, QUADE & DOUGLAS, INC.
954-0011419-078     PARSONS, BRINCKERHOFF, QUADE & DOUGLAS, INC.
954-0011419-079     PARSONS, BRINCKERHOFF, QUADE & DOUGLAS, INC.
954-0011419-080     PARSONS, BRINCKERHOFF, QUADE & DOUGLAS, INC.
954-0011419-081     PARSONS, BRINCKERHOFF, QUADE & DOUGLAS, INC.
954-0011419-082     PARSONS, BRINCKERHOFF, QUADE & DOUGLAS, INC.
954-0011419-083     PARSONS, BRINCKERHOFF, QUADE & DOUGLAS, INC.
106-0011881-008     PARSONS, BRINCKERHOFF, QUADE & DOUGLAS, INC. AS
954-0011881-017     PARSONS, BRINCKERHOFF, QUADE & DOUGLAS, INC. AS
999-0020901-001     PERATROVICH, NOTTINGHAM & DRAGE, INC.
106-0012103-001     PHARMANET, INC.
106-0012103-002     PHARMANET, INC.
106-0012103-003     PHARMANET, INC.
106-0012103-004     PHARMANET, INC.
106-0012103-005     PHARMANET, INC.
106-0012103-006     PHARMANET, INC.
106-0012103-007     PHARMANET, INC.
106-0012103-008     PHARMANET, INC.
954-0012103-009     PHARMANET, INC.
954-0012103-010     PHARMANET, INC.
954-0012103-011     PHARMANET, INC.
954-0012103-012     PHARMANET, INC.

954-0012103-013     PHARMANET, INC.
954-0012103-014     PHARMANET, INC.
954-0012103-015     PHARMANET, INC.
954-0012103-016     PHARMANET, INC.
999-0020748-001     PHILANTHROPIC MUTUAL LIFE INSURANCE COMPANY
999-0020748-002     PHILANTHROPIC MUTUAL LIFE INSURANCE COMPANY
954-0013869-001     PIEDMONT AIR CONDITIONING COMPANY
999-0020914-001     PITNEY, HARDIN, KIPP & SZUCH LLP
106-0010006-001     PLURAL, INC.
106-0010006-002     PLURAL, INC.
106-0010006-003     PLURAL, INC.
106-0010006-005     PLURAL, INC.
106-0010006-006     PLURAL, INC.
106-0010006-007     PLURAL, INC.
106-0010006-008     PLURAL, INC.
106-0010006-009     PLURAL, INC.
106-0010006-010     PLURAL, INC.
106-0010006-011     PLURAL, INC.
106-0010006-012     PLURAL, INC.
106-0010006-013     PLURAL, INC.
106-0010006-014     PLURAL, INC.
106-0010006-015     PLURAL, INC.
106-0010006-016     PLURAL, INC.
106-0010006-017     PLURAL, INC.
106-0010006-018     PLURAL, INC.
106-0010006-019     PLURAL, INC.
954-0010006-020     PLURAL, INC.
106-0012466-001     PORTFOLIO RECOVERY ASSOCIATES, L.L.C.
106-0012466-002     PORTFOLIO RECOVERY ASSOCIATES, LLC
954-0012466-003     PORTFOLIO RECOVERY ASSOCIATES, LLC
954-0012466-004     PORTFOLIO RECOVERY ASSOCIATES, LLC
954-0012466-005     PORTFOLIO RECOVERY ASSOCIATES, LLC
999-0012466-006     PORTFOLIO RECOVERY ASSOCIATES, LLC
999-0012466-007     PORTFOLIO RECOVERY ASSOCIATES, LLC
999-0012466-008     PORTFOLIO RECOVERY ASSOCIATES, LLC
106-0012927-001     PRIMARY ENERGY, INC.
954-0012927-002     PRIMARY ENERGY, INC.
999-0020995-001     PRIORITY HEALTH MANAGED BENEFITS, INC.
954-0013412-002     PROFESSIONAL CONSULTING SERVICES, INC.
954-0013412-001     PROFESSIONAL CONSULTING SERVICES, INC.
954-0015417-001     PROFESSIONAL PENSIONS, INC
954-0015340-001     PROSSER HALLOCK, INC.
954-0020755-001     PULTE MORTGAGE CORPORATION
954-0014744-001     R&J INTEGRATED MARKETING COMMUNICATIONS, INC.
954-0013907-001     REGIS CORPORATION
954-0013907-002     REGIS CORPORATION
106-0000218-005     REHABILICARE INCORPORATED
106-0000218-006     REHABILICARE, INC.
106-0000218-007     REHABILICARE, INC.
954-0000218-008     REHABILICARE, INC.

954-0000218-009     REHABILICARE, INC.
999-0021072-001     RUBERTO, ISRAEL & WEINER, P.C.
954-0020111-001     SAMMIS, SMITH & BRUSH, INC.
999-0020111-002     SAMMIS, SMITH & BRUSH, INC.
954-0013659-001     SANDS, ANDERSON, MARKS & MILLER, A PROFESSIONAL CO
999-0014372-003     SANTA CRUZ TITLE COMPANY, INC.
999-0014372-004     SANTA CRUZ TITLE COMPANY, INC.
999-0014372-005     SANTA CRUZ TITLE COMPANY, INC.
999-0014372-006     SANTA CRUZ TITLE COMPANY, INC.
999-0012373-005     SAP LABS, INC.
999-0012373-006     SAP LABS, INC.
999-0012373-007     SAP LABS, INC.
106-0012292-001     SAXON MORTGAGE INC.
954-0013682-001     SCOTTO BROS. RESTAURANT CONSULTANTS, INC.
954-0013682-002     SCOTTO BROS. RESTAURANT CONSULTANTS, INC.
106-0012295-001     SCP COMMUNICATIONS, INC.
106-0012295-002     SCP COMMUNICATIONS, INC.
106-0012287-001     SCRUGGS MANAGEMENT SERVICES, INC.
106-0012287-002     SCRUGGS MANAGEMENT SERVICES, INC.
954-0012287-003     SCRUGGS MANAGEMENT SERVICES, INC.
999-0020894-001     SEMINOLE CAPITAL PARTNERS, L.P.
954-0012121-003     SHORE-TO-SHORE
954-0012121-004     SHORE-TO-SHORE
106-0012121-001     SHORE-TO-SHORE, INC.
954-0012121-002     SHORE-TO-SHORE, INC.
999-0013317-002     SILVER TECH LTD.
954-0013317-001     SILVER TECH, LTD.
106-0012926-001     SILVERMAN PERLSTEIN & ACAMPORA LLP
954-0012926-002     SILVERMAN PERLSTEIN & ACAMPORA LLP
954-0012926-003     SILVERMAN PERLSTEIN & ACAMPORA LLP
954-0013344-001     SOFTWARE EXPERTS, INC.
954-0014311-001     SOKKIA CORPORATION
954-0014311-002     SOKKIA CORPORATION
954-0013718-002     SONEXIS, INC.
954-0013718-001     SONEXIS, INC.
106-0010935-001     SOUTHWESTERN FINANCIAL SERVICES CORPORATION
106-0010935-002     SOUTHWESTERN FINANCIAL SERVICES CORPORATION
106-0010935-003     SOUTHWESTERN FINANCIAL SERVICES CORPORATION
106-0010935-004     SOUTHWESTERN FINANCIAL SERVICES CORPORATION
106-0010935-005     SOUTHWESTERN FINANCIAL SERVICES CORPORATION
106-0010935-006     SOUTHWESTERN FINANCIAL SERVICES CORPORATION
106-0010935-007     SOUTHWESTERN FINANCIAL SERVICES CORPORATION
106-0010935-008     SOUTHWESTERN FINANCIAL SERVICES CORPORATION
106-0010935-009     SOUTHWESTERN FINANCIAL SERVICES CORPORATION
106-0011864-001     SPAULDING AND SLYE SERVICES LIMITED PARTNERSHIP
106-0011864-002     SPAULDING AND SLYE SERVICES LIMITED PARTNERSHIP
106-0011864-003     SPAULDING AND SLYE SERVICES LIMITED PARTNERSHIP
106-0011499-001     SPILLMAN TECHNOLOGIES, INC
106-0011499-002     SPILLMAN TECHNOLOGIES, INC
106-0011499-003     SPILLMAN TECHNOLOGIES, INC

954-0011499-004     SPILLMAN TECHNOLOGIES, INC
954-0011499-005     SPILLMAN TECHNOLOGIES, INC
999-0012120-002     STAT MEDICAL SERVICES, INC.
999-0012120-003     STAT MEDICAL SERVICES, INC.
106-0012664-001     STATE COMPENSATION INSURANCE FUND
106-0012664-002     STATE COMPENSATION INSURANCE FUND OF CALIFORNIA
999-0012664-003     STATE COMPENSATION INSURANCE FUND OF CALIFORNIA
999-0012664-004     STATE COMPENSATION INSURANCE FUND OF CALIFORNIA
999-0012664-005     STATE COMPENSATION INSURANCE FUND OF CALIFORNIA
999-0012664-006     STATE COMPENSATION INSURANCE FUND OF CALIFORNIA
999-0012664-007     STATE COMPENSATION INSURANCE FUND OF CALIFORNIA
999-0020849-001     STERN BEVERAGE, INC.
999-0020849-002     STERN BEVERAGE, INC.
954-0013662-001     STONEWALL KITCHEN, LLC
954-0013662-002     STONEWALL KITCHEN, LLC
954-0011493-005     STRATEGIC INTERACTIVE, INC.
106-0011829-001     STULL CLOSURE TECHNOLOGIES, INC.
106-0011829-002     STULL CLOSURE TECHNOLOGIES, INC.
999-0020584-001     SUNRISE CHEVROLET, INC.
999-0020584-003     SUNRISE CHEVROLET, INC.
999-0020584-002     SUNRISE CHEVROLET, INC.
954-0014462-001     TALLARD TECHNOLOGIES, INC.
954-0013914-001     TGA INVESTMENTS, INC.
954-0013914-002     TGA INVESTMENTS, INC.
106-0011563-002     THE CLAYTON GRP., INC.
106-0011563-003     THE CLAYTON GRP., INC.
106-0011563-004     THE CLAYTON GRP., INC.
106-0011563-005     THE CLAYTON GRP., INC.
954-0011563-006     THE CLAYTON GRP., INC.
106-0011563-001     THE CLAYTON GRP., INC.
106-0012979-001     THE DOVER CENTRE, LLC
106-0012979-002     THE DOVER CENTRE, LLC
106-0011952-002     THE ENERGY FEDERATION, INC.
106-0011780-001     THE FABRI-FORM COMPANY
999-0020492-001     THE NATIONAL RESTAURANT ASSOCIATION EDUCATIONAL FOUNDATION
999-0020492-002     THE NATIONAL RESTAURANT ASSOCIATION EDUCATIONAL FOUNDATION
106-0012116-001     THE ORVIS COMPANY INC.
106-0012116-002     THE ORVIS COMPANY INC.
106-0012116-003     THE ORVIS COMPANY INC.
106-0012116-004     THE ORVIS COMPANY INC.
999-0015486-001     THE OSBORNE ASSOCIATION, INC.
954-0020698-001     THE SCOOTER STORE, INC.
999-0011120-006     THE TRANE COMPANY A DIVISION OF AMERICAN
106-0000385-009     THE WEBER GROUP, INC.
106-0000385-010     THE WEBER GROUP, INC.
106-0000385-011     THE WEBER GROUP, INC.
106-0000385-008     THE WEBER GROUP, INC.
106-0000385-012     THE WEBER GROUP, INC.
954-0000385-013     THE WEBER GROUP, INC.

106-0012695-001     THERMWELL PRODUCTS CO., INC.
106-0012695-002     THERMWELL PRODUCTS CO., INC.
106-0012695-003     THERMWELL PRODUCTS CO., INC.
954-0012695-004     THERMWELL PRODUCTS CO., INC.
999-0012695-005     THERMWELL PRODUCTS CO., INC.
954-0013236-001     TMW REAL ESTATE GROUP, LLC
954-0013318-001     TOBIN INTERNATIONAL, LTD.
954-0013318-002     TOBIN INTERNATIONAL, LTD.
954-0013318-003     TOBIN INTERNATIONAL, LTD.
954-0013318-004     TOBIN INTERNATIONAL, LTD.
954-0013318-005     TOBIN INTERNATIONAL, LTD.
954-0013318-006     TOBIN INTERNATIONAL, LTD.
106-0010837-001     TOWN & COUNTRY CREDIT CORPORATION
106-0010837-002     TOWN & COUNTRY CREDIT CORPORATION
106-0010837-003     TOWN & COUNTRY CREDIT CORPORATION
106-0010837-004     TOWN & COUNTRY CREDIT CORPORATION
106-0010837-005     TOWN & COUNTRY CREDIT CORPORATION
106-0010837-006     TOWN & COUNTRY CREDIT CORPORATION
106-0010837-007     TOWN & COUNTRY CREDIT CORPORATION
106-0010837-008     TOWN & COUNTRY CREDIT CORPORATION
106-0010837-009     TOWN & COUNTRY CREDIT CORPORATION
106-0010837-010     TOWN & COUNTRY CREDIT CORPORATION
106-0010837-011     TOWN & COUNTRY CREDIT CORPORATION
106-0010837-012     TOWN & COUNTRY CREDIT CORPORATION
106-0010837-013     TOWN & COUNTRY CREDIT CORPORATION
954-0010837-014     TOWN & COUNTRY CREDIT CORPORATION
954-0010837-015     TOWN & COUNTRY CREDIT CORPORATION
954-0010837-016     TOWN & COUNTRY CREDIT CORPORATION
954-0014460-001     TREMA AMERICAS
954-0014460-002     TREMA AMERICAS
999-0020805-002     TRENDWEST RESORTS, INC.
106-0012814-001     TRILLIUM DIGITAL SYSTEMS CANADA, LTD.
954-0000168-003     TRILLIUM DIGITAL SYSTEMS INC.
954-0014862-001     TYCO ADHESIVES LP
954-0020502-001     TYCO ELECTRONICS INTEGRATED TECHNOLOGIES, INC.
954-0020502-002     TYCO ELECTRONICS INTEGRATED TECHNOLOGIES, INC.
954-0013584-001     UNITED WAY OF DANE COUNTY, INC.
106-0011747-002     USI CONSULTING GROUP OF CONNECTICUT, INC. f.k.a. B
999-0021005-001     UTSTARCOM, INC.
999-0021011-001     V & H, INC.
954-0013961-001     W L HOMES LLC
954-0013961-002     W L HOMES LLC
999-0013961-003     W L HOMES LLC
999-0013961-004     W L HOMES LLC
999-0020684-001     WEDECO - IDEAL HORIZONS, INC.
999-0020684-002     WEDECO - IDEAL HORIZONS, INC.
999-0020684-003     WEDECO - IDEAL HORIZONS, INC.
106-0012849-001     WIRELESS RETAIL, INC.
954-0012849-002     WIRELESS RETAIL, INC.
954-0012849-003     WIRELESS RETAIL, INC.

                                      Taxes

                                 Schedule 2.8(h)

                                  See attached.